As filed with the Commission on October 28, 2003

1940 Act File No. 811-6071

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-1A
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 53	☒

SCUDDER INSTITUTIONAL FUNDS

(Exact Name of Registrant as Specified in Charter)

One South Street

Baltimore, Maryland 21202

(Address of Principal Executive Offices)

(410) 895-5000

(Registrant’s Telephone Number)

Copies to:
Daniel O. Hirsch, Esq.	Burton M. Leibert, Esq.
One South Street	Willkie Farr & Gallagher
Baltimore, Maryland 21202	787 Seventh Ave
(Name and Address of Agent for Service)	New York, New York 10019

EXPLANATORY NOTE: This Registration Statement has been filed by SCUDDER Institutional Funds (the “Registrant”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest of Daily Assets Fund Institutional, (the “Fund”), a series of the Registrant, are not being registered under the Securities Act of 1933 (the “1933 Act”) since such shares will be issued by the Registrant solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Shares of the Fund may only be purchased by “accredited investors,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of beneficial interest of the Fund.

DO NOT COPY OR CIRCULATE

Prospective Investor ________________________	Copy # ____________

Daily Assets Fund Institutional

Confidential Private Offering Memorandum

October 28, 2003

The securities described in this memorandum are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and have not been registered with the Securities and Exchange Commission. Like shares of all mutual funds, these securities have not been approved or disapproved by the Securities and Exchange Commission, nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this memorandum. Any representation to the contrary is a criminal offense.

NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.

NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR GIVE ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST’S REGISTRATION STATEMENT FILED UNDER THE INVESTMENT COMPANY ACT.

NOTWITHSTANDING THE CONFIDENTIAL NATURE OF THIS PROSPECTUS, AN INTENDED RECIPIENT AND HIS EMPLOYEES, REPRESENTATIVES, AND OTHER AGENTS MAY DISCLOSE TO ANY AND ALL PERSONS, WITHOUT LIMITATION OF ANY KIND, THE TAX TREATMENT AND TAX STRUCTURE OF THE TRANSACTION, OR TRANSACTIONS, OFFERED BY, OR DISCUSSED IN, THIS MEMORANDUM. FOR THIS PURPOSE, THE “TAX TREATMENT” IS THE PURPORTED OR CLAIMED US FEDERAL INCOME TAX TREATMENT OF A TRANSACTION AND THE “TAX STRUCTURE” IS ANY FACT THAT MAY BE RELEVANT TO UNDERSTANDING THE PURPORTED OR CLAIMED US FEDERAL INCOME TAX TREATMENT OF A TRANSACTION.

Contents

Overview of the Fund

3	Goal

3	Core Strategy

3	Investment Policies and Strategies

4	Principal Risks of Investing in the Fund

4	Who Should Consider Investing in the Fund

5	Total Returns, After Fees and Expenses

6	Annual Fund Operating Expenses

A Detailed Look at the Fund

7	Objective

7	Strategy

8	Principal Investments

9	Risks

10	Management of the Fund

12	Calculating the Fund’s Share Price

13	Dividends and Distributions

13	Tax Considerations

14	Buying and Selling Fund Shares

19	Financial Highlights

fund number	538

Daily Assets Fund Institutional

Overview of the Fund

Goal: The Fund seeks a high level of current income consistent with liquidity and the preservation of capital.

Core Strategy: The Fund invests in high quality money market instruments.

Investment Policies and Strategies: The Fund seeks its objective by investing in high quality money market instruments, maintaining a dollar-weighted average maturity of 90 days or less. The Fund attempts to maintain a stable share price by investing in securities that are valued in US dollars, have remaining maturities of 397 days or less and are of the highest quality. The Fund typically invests more than 25% of its total assets in securities of banks and other financial institutions.

Daily Assets Fund Institutional    |    3

Principal Risks of Investing in the Fund

Although the Fund seeks to preserve the value of your investment at $1.00 a share, there are risks associated with investing in the Fund. For example:

■	A rise in interest rates could cause the bond market and individual securities in the Fund’s portfolio to decline in value.

■	An issuer’s creditworthiness could decline, which in turn may cause the value of a security in the Fund’s portfolio to decline.

■	Changes in interest rates or economic downturns could have a negative effect on issuers in the financial services industry.

Who Should Consider Investing in the Fund

Shares of the Fund are being offered for investment only to investors who qualify as both:

■	Accredited investors as defined under Regulation D of the Securities Act of 1933, as amended, and

■	Institutional investors.

Shares of the Fund are not being offered to individuals or to entities organized for the purpose of investing on behalf of individuals. Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Fund.

You should consider investing in the Fund if you are looking for a cash management vehicle that offers income approximating money market rates and preserves the value of your capital. The Fund is primarily sold to investors who use the Fund to invest cash collateral received in connection with securities lending transactions.

You should not consider investing in the Fund if you seek long-term capital growth. Although it provides a convenient means of diversifying short-term investments, the Fund by itself does not constitute a balanced investment program.

An investment in the Fund is not a bank deposit, and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

4    |    Daily Assets Fund Institutional

Total Returns, After Fees and Expenses

The bar chart and table on this page can help you evaluate the potential risk and rewards of investing in the Fund by showing changes in the Fund’s performance year to year. The bar chart shows the Fund’s actual return for each full calendar year since November 13, 1996 (its inception date). The table shows the Fund’s average annual return over the last calendar year, the last three calendar years, the last five calendar years and since the Fund’s inception.

As of December 31, 2002 the Fund’s 7-day yield was 1.45%. To learn the current 7-day yield, shareholders may call the Service Center at 1-800-730-1313.

The 7-day yield, which is often referred to as the ‘current yield,’ is the income generated by the Fund over a seven-day period. This amount is then annualized, which means that we assume the Fund generates the same income every week for a year. The ‘total return’ of the Fund is the change in the value of an investment in the Fund over a given period. Average annual returns are calculated by averaging the year-by-year returns of the Fund over a given period.

Year-by-Year Returns (each full calendar year since inception )

Since inception, the Fund’s highest return in any calendar quarter was 1.67% (third quarter 2000) and its lowest quarterly return was 0.41% (fourth quarter 2002). The Fund’s return for the period January 1, 2003 to September 30, 2003 was 0.85%. Past performance offers no indication of how the Fund will perform in the future.

Performance for Periods Ended December 31, 2002

Average Annual Returns

	1 Year	3 Years	5 Years	Since Inception (Nov. 13, 1996)

Daily Assets Fund Institutional	1.85%	4.20%	4.68%	4.86%

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Annual Fund Operating Expenses

(expenses paid from Fund assets)

The Annual Fees and Expenses table describes the fees and expenses that you may pay if you buy and hold shares of Daily Assets Fund Institutional.

Expense Example. The example below illustrates the expenses you would have incurred on a $10,000 investment in the Fund. It assumes that the Fund earned an annual return of 5% over the periods shown, that the Fund’s operating expenses remained the same, and that you redeem your shares at the end of the period.

You may use this hypothetical example to compare the Fund’s expense history with other funds. Your actual costs may be higher or lower.

Annual Fees and Expenses

	Percentage of Average Daily Net Assets

Management Fees	0.10%

Distribution and Service (12b-1) Fees	None

Other Fund Operating Expenses	0.03%

Total Fund Operating Expenses	0.13%

Less: fee waiver	(0.01%	)[1,2]

Net Expenses[1]	0.12%

Expense Example

1 Year	3 Years	5 Years	10 Years

$12	$41	$72	$165

[1]	The investment adviser and administrator have contractually agreed, for the 16-month period from the Fund’s fiscal year end of June 30, 2003, to waive their fees and reimburse expenses so that total expenses will not exceed 0.12%.
[2]	From time to time, the Advisor may voluntarily waive or reimburse certain expenses. This voluntary waiver or reimbursement may be terminated at any time at the option of the Advisor.

6    |    Daily Assets Fund Institutional

A Detailed Look at the Fund

Objective

Daily Assets Fund Institutional seeks a high level of current income consistent with liquidity and the preservation of capital by investing in high quality short-term money market instruments.

While we give priority to earning income and maintaining the value of the Fund’s principal at $1.00 per share, all money market instruments, including US government obligations, can change in value when interest rates change or an issuer’s creditworthiness changes.

The Fund’s objective is not a fundamental policy. We must notify shareholders before we can change it, but we do not require their approval to do so.

Strategy

The Fund seeks current income by investing in high quality money market securities and maintains a dollar-weighted average maturity of 90 days or less. The Fund follows two policies designed to maintain a stable share price.

Generally, Fund securities are valued in US dollars and have remaining maturities of 397 days (about 13 months) or less at the time of purchase. The Fund may also invest in securities that have features that effectively reduce their maturities to 397 days or less at the time of purchase.

The Fund buys US government debt obligations, money market instruments and other debt obligations that at the time of purchase:

■	have received the highest short-term rating from two nationally recognized statistical rating organizations;

■	have received the highest short-term rating from one rating organization (if only one organization rates the security);

■	are unrated, but are determined by us to be of similar quality; or

Daily Assets Fund Institutional    |    7

■	have no short-term rating, but are rated in one of the top three highest long-term rating categories, or are determined by us to be of similar quality.

Principal Investments

The Fund may invest in high-quality, short-term, dollar-denominated money market instruments paying a fixed, variable or floating interest rate. These include:

■	Debt obligations issued by US and foreign banks, financial institutions, corporations or other entities, including, but not limited to, certificates of deposit, euro-time deposits, commercial paper (including asset-backed commercial paper), notes, funding agreements and US government securities. Securities that do not satisfy the maturity restrictions for a money market fund may be specifically structured so that they are eligible investments for money market funds. For example, some securities have features that have the effect of shortening the security’s maturity.

■	US government securities that are issued or guaranteed by the US Treasury, or by agencies or instrumentalities of the US Government.

■	Repurchase agreements, which are agreements to buy securities at one price with a simultaneous agreement to sell back the securities at a future date at an agreed-upon price.

■	Asset-backed securities, which are generally participations in a pool of assets whose payment is derived from the payments generated by the underlying assets. Payments on the asset-backed security generally consist of interest and/or principal.

The Fund may invest up to 10% of its total assets in other money market mutual funds in accordance with applicable regulations.

Because many of the Fund’s principal investments are issued or credit-enhanced by banks or other financial institutions, the Fund may invest more than 25% of its total assets in issuers in the financial services industry.

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Risks

We set forth below some of the prominent risks associated with money market mutual funds. Although we attempt to assess the likelihood that these risks may actually occur and to limit them, we make no guarantee that we will succeed. If a security no longer meets the Fund’s requirements, we will attempt to sell that security within a reasonable time, unless selling the security would not be in the Fund’s best interest.

Primary risks

Interest Rate Risk. Money market instruments, like all debt securities, face the risk that the securities will decline in value because of changes in interest rates. Generally, investments subject to interest rate risk will decrease in value when interest rates rise and increase when interest rates decline. To minimize such price fluctuations, the Fund adheres to the following practices:

■	We limit the dollar-weighted average maturity of the securities held by the Fund to 90 days or less. Generally, rates of short-term investments fluctuate less than longer-term bonds.

■	We primarily buy securities with remaining maturities of 13 months or less. This reduces the risk that the issuer’s creditworthiness will change, or that the issuer will default on the principal and interest payments of the obligation.

Credit Risk. A money market instrument’s credit quality depends on the issuer’s ability to pay interest on the security and repay the debt: the lower the credit rating, the greater the risk that the security’s issuer will default, or fail to meet its payment obligations. The credit risk of a security may also depend on the credit quality of any bank or financial institution that provides credit enhancement for it. The Fund buys only high quality securities with minimal credit risk.

Market Risk. Although individual securities may outperform their market, the entire market may decline as a result of rising interest rates, regulatory developments or deteriorating economic conditions.

Security Selection Risk. While the Fund invests in short-term securities, which by nature are relatively stable investments, the risk remains that the securities we have selected will not perform as expected. This, in turn, could cause the Fund’s returns to lag behind those of similar money market funds.

Daily Assets Fund Institutional    |    9

Repurchase Agreement Risk. A repurchase agreement exposes the Fund to the risk that the party that sells the securities defaults on its obligation to repurchase them. In this circumstance, the Fund can lose money because:

■	it cannot sell the securities at the agreed-upon time and price; or

■	the securities lose value before they can be sold.

The Fund seeks to reduce this risk by monitoring, under the supervision of its investment adviser, the creditworthiness of the sellers with which it enters into repurchase agreements. The Fund also monitors the value of the securities to ensure that they are at least equal to the total amount of the repurchase obligations, including interest and accrued interest.

Concentration Risk. Because the Fund may invest more than 25% of its total assets in issuers in the financial services industry, it may be vulnerable to setbacks in that industry. Banks and other financial service companies are highly dependent on short-term interest rates and can be adversely affected by downturns in the US and foreign economies or changes in banking regulations.

Prepayment Risk. When a bond issuer, such as an issuer of asset-backed securities, retains the right to pay off a high yielding bond before it comes due, the Fund may have no choice but to reinvest the proceeds at lower interest rates. Thus, prepayment may reduce the Fund’s income. It may also create a capital gains tax liability, because bond issuers usually pay a premium for the right to pay off bonds early.

Management of the Fund

Deutsche Asset Management is the marketing name in the US for the asset management activities of Deutsche Bank AG, Deutsche Investment Management Americas Inc., Deutsche Asset Management, Inc. (‘DeAM, Inc.’), Deutsche Asset Management Investment Services Limited, Deutsche Bank Trust Company Americas and Scudder Trust Company.

Board of Trustees. The Fund’s shareholders, voting in proportion to the number of shares each owns, elect a Board of Trustees, and the Trustees supervise all the Fund’s activities on their behalf.

10    |    Daily Assets Fund Institutional

Investment Advisor. Under the supervision of the Board of Trustees, DeAM, Inc., with offices at 345 Park Ave., New York, NY 10154, acts as the Fund’s investment advisor. As investment advisor, DeAM, Inc. makes the Fund’s investment decisions. It buys and sells securities for the Fund and conducts the research that leads to the purchase and sale decisions. DeAM, Inc. is also responsible for selecting brokers and for negotiating brokerage commissions and dealer charges. The investment advisor received a fee of 0.09%, net of waivers, of the Fund’s average daily net assets for its services in the last fiscal year.

DeAM, Inc. provides a full range of investment advisory services to institutional and retail clients, and as of September 30, 2003, managed approximately $49 billion in assets.

DeAM, Inc. is an indirect wholly owned subsidiary of Deutsche Bank AG, an international commercial and investment banking group. Deutsche Bank AG is a major global banking institution that is engaged in a wide range of financial services, including investment management, mutual fund, retail, private and commercial banking, investment banking and insurance.

The Portfolio Managers. A group of investment professionals is responsible for the day-to-day management of the fund. These investment professionals have a broad range of experience in managing money market funds.

Other Services. Investment Company Capital Corp. (‘ICCC’), also an affiliate of DeAM, Inc., provides administrative services—such as portfolio accounting, legal services, sending proxy statements, shareholder reports and updated prospectus information to you—for the Fund.

Scudder Investments Service Company (‘SISC’), an affiliate of DeAM, Inc., serves as the Fund’s transfer agent. SISC or your service agent performs the functions necessary to establish and maintain your account.

Besides setting up the account and processing your purchase and sale orders, these functions include:

■	keeping accurate, up-to-date records for your individual Fund account;

Daily Assets Fund Institutional    |    11

■	implementing any changes you wish to make in your account information;

■	processing your requests for cash dividends and distributions from the Fund; and

■	answering your questions on the Fund’s investment performance or administration.

Service agents include brokers, financial advisors or any other bank, dealer or other institution that has a sub-shareholder servicing agreement with SISC. Service agents may charge additional fees to investors only for those services not otherwise included in the SISC servicing agreement, such as cash management or special trust or retirement-investment reporting.

Calculating the Fund’s Share Price

We calculate the price of the Fund’s shares (also known as the ‘Net Asset Value’ or ‘NAV’) at 4:30 pm Eastern time each day the Fund is open for business. On the day before certain holidays are observed, the bond markets or other primary trading markets for the Fund may close early. They may also close early on the day after Thanksgiving and the day before Christmas. If the Bond Market

Association recommends an early close of the bond markets, the Fund also may close early. You may call the Service Center at 1-800-730-1313 for additional information about whether the Fund will close early before a particular holiday. On days the Fund closes early:

■	All orders received prior to the Fund’s close will be processed as of the time the Fund’s NAV is next calculated.

Generally, the Fund is open every week, Monday through Friday, except when the following holidays are celebrated: New Year’s Day, Martin Luther King, Jr. Day (the third Monday in January), Presidents’ Day (the third Monday in February), Good Friday, Memorial Day (the last Monday in May), Independence Day, Labor Day (the first Monday in September), Columbus Day (the second Monday in October), Veterans’ Day (November 11), Thanksgiving Day (the fourth Thursday in November) and

Christmas Day. On days when the New York Stock Exchange closes early, the Fund will calculate its net asset value at the time of closing. The Fund may accept purchase or sale orders on days other than the days listed above, if the New York Stock Exchange is closed due to unforeseeable circumstances, but the ‘Fed wire’ is open, the primary trading markets for the Fund’s portfolio instruments are open and the Fund’s management believes there is adequate liquidity.

12    |    Daily Assets Fund Institutional

■	Redemption orders received after the Fund’s close will be processed as of the time the Fund’s NAV is next calculated.

■	Purchase orders received after the Fund’s close will be processed the next business day.

The Fund uses the amortized cost method to account for any premiums above or discounts below the face value of any securities it buys. This method writes down the premium—or marks up the discount—at a constant rate until maturity. It does not reflect daily fluctuations in market value. The Fund’s Net Asset Value will normally be $1.00 a share.

Dividends and Distributions

The Fund declares dividends from its net income daily and pays the dividends on a monthly basis.

The Fund reserves the right to include in the distribution any short-term capital gains on securities that it sells. If the Fund recognizes net capital gains, its policy is to distribute to shareholders substantially all previously undistributed capital gain at least annually. The Fund may also pay dividends and capital gains distributions at other times if necessary for the Fund to avoid federal income or excise tax. If you invest in the Fund close to the time the Fund makes a capital gains distribution, generally you will pay taxes on the amount of the distribution whether you reinvest the distribution or receive it as cash. The Fund automatically reinvests all dividends and distributions in shares of the Fund.

Tax Considerations

The following summary is based on current tax laws that may change. The tax considerations for tax-deferred accounts, non- taxable entities and non-US investors may be different. Because tax circumstances for each investor are unique and tax laws are subject to change, you should consult with your tax advisor before investing.

If you are a taxable shareholder, you will pay federal, state and local taxes on the income dividends or capital gains distributed to you by the Fund. Your taxes will vary from year to year, based on the amount of dividends and capital gain distributions paid out by the Fund.

Daily Assets Fund Institutional    |    13

The Fund will send you detailed tax information every January. These statements tell you the amount and tax category of any dividends or distributions you received. They also have certain details on your purchases and sales of shares. The tax status of dividends and distributions is the same whether you reinvest them or not. Dividends or distributions declared in the last quarter of a given year are taxed in that year, even though you may not receive the money until the following January.

Dividends and distributions usually have the following tax status:

Transaction	Tax status

Income dividends	Ordinary income

Short-term capital gains distributions	Ordinary income

Buying and Selling Fund Shares

Three copies of a Subscription Agreement for use in subscribing to purchase shares of the Fund accompany delivery of this Memorandum to prospective investors. In order to purchase shares of the Fund, a prospective investor must satisfactorily complete, execute and deliver each copy of the Subscription Agreement to Deutsche Asset Management Service Center, One South Street, Baltimore, MD 21202, and the purchase must be accepted by the Fund’s Placement Agent, Scudder Distributors, Inc.

Our representatives are available to assist you personally Monday through Friday, 8:30 am to 6:00 pm, Eastern time each day the New York Stock Exchange is open for business. You can reach the Service Center’s automated assistance line 24 hours a day, 7 days a week.

Buying and selling shares in your account

WIRE:

Buying: You may buy shares by wire only. Please note that you must call the Service Center at 1-800-730-1313 by 4:30 pm Eastern time to notify us in advance of a wire transfer purchase. Inform the Service Center representative of the amount of your purchase and receive a trade confirmation number. Instruct your bank to send payment by wire using the wire instructions noted below. All wires must be received by 4:30 pm Eastern time.

14    |    Daily Assets Fund Institutional

Routing No:	0110 0002 8

Attn:	Deutsche Asset Management Funds

DDA No:	00058180

FBO:	(Account name) (Account number)

Credit:	Daily Assets Fund Institutional—538

Refer to your account statement for the account name and number.

Selling: You may sell shares by wire only. For your protection, you may not change the destination bank account over the phone. To sell by wire, contact your service agent or the Service Center at 1-800-730-1313 prior to 4:30 pm Eastern time. Inform the Service Center representative of the amount of your redemption and receive a trade confirmation number. We must receive your order by 4:30 pm Eastern time to wire to your account the same business day. Wire transfers may be restricted on holidays and at certain other times.

Important information about buying and selling shares

■	You may place orders to buy and sell over the phone by calling the Service Center at 1-800-730-1313.

■	If we receive your purchase order before 4:30 p.m. Eastern time (or earlier, if the Fund closes early) you will receive the dividends declared on that day. If we receive it after 4:30 p.m. Eastern time, you will not.

■	You will not receive the dividends declared on the day you sell your shares.

■	After we receive your order, we buy or sell your shares at the next price calculated on a day the Fund is open for business.

■	The Fund accepts payment for shares only in US dollars by bank or federal funds wire transfer.

■	Money from shares you sell is normally sent out within one business day of when your order is processed (not when it is received), although it could be delayed for up to seven calendar

Daily Assets Fund Institutional    |    15

days. It could be longer than seven calendar days when unusual circumstances prompt the SEC to allow further delays.

■	When you want to send sale proceeds to a third party or to a new address, you will usually need to place your order in writing and include a signature guarantee. The only exception is if you want money wired to a bank account that is already on file with us; in that case, you don’t need a signature guarantee. A signature guarantee is simply a certification of your signature—a valuable safeguard against fraud. You can get a signature guarantee from most brokers, banks, savings institutions and credit unions. Note that you can’t get a signature guarantee from a notary public and we must be provided the original guarantee.

■	We reserve the right to pay you for shares you sell by ‘redeeming in kind,’ that is, by giving you marketable securities (which typically will involve brokerage costs for you to liquidate) rather than cash; the Fund generally won’t make a redemption in kind unless your requests over a 90-day period total more than $250,000 or 1% of the value of the Fund’s net assets, whichever is less.

■	We do not issue share certificates. However, if you currently have shares in certificated form, you must include the share certificates properly endorsed or accompanied by a duly executed stock power when redeeming shares. You may not redeem shares in certificate form by telephone or via the Internet.

■	Selling shares of business or organization accounts may require additional documentation. Please contact the Service Center for more information.

■	During periods of heavy market activity, you may have trouble reaching the Service Center by telephone. If this occurs, you should make your request by mail.

■

The Fund reserves the right to reject purchases of Fund shares for any reason. The Fund reserves the right to suspend or postpone redemptions during periods when: 1) the New York Stock Exchange is closed; 2) trading on the New York Stock Exchange is restricted; 3) an emergency exists that prohibits the Fund from disposing of its portfolio securities or pricing its shares; or 4) in the event of a closing of the Federal Reserve Bank’s wire payment system until a reasonable time after the system reopens; but in any

16    |    Daily Assets Fund Institutional

event the Fund may not delay payment more than seven days except under the previous four circumstances.

■	Account Statements and Fund Reports: We will furnish you with a written confirmation of every transaction that affects your account balance. You will also receive periodic statements reflecting the balances in your account. We will send you a semi-annual and annual report on your fund’s overall performance, its current holdings and its investing strategies.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means to you: When you open an account, we will ask for your name, address, and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

We might request additional information about you (which may include certain documents, such as articles of incorporation for companies) to help us verify your identity, and in some cases the information and/or documents may be required to conduct the verification. The information and documents will be used solely to verify your identity.

The Fund reserves the right (and may be required by law) to reject your new account purchase if any required or requested identifying information is not provided, or for other reasons.

We will attempt to collect any missing required and requested information by contacting you. If we are unable to obtain this information within the time frames established by the Fund, then we may reject your application and order.

The Fund will not invest your purchase until all required and requested identification has been provided and your application has been submitted in “good order.” If after we receive all the information, your application is deemed to be in good order and we accept your purchase, you will receive the Net Asset Value per share next calculated. In addition, while we attempt to verify your identity, we may limit your ability to purchase Fund shares.

Daily Assets Fund Institutional    |    17

If we are unable to verify your identity within time frames established by the Fund, after a reasonable effort to do so, you will receive written notification.

The Fund reserves the right (and may be required by law) to close and liquidate your account if we are unable to verify your identity, or for other reasons. If we decide to close your account, your Fund shares will be redeemed at the Net Asset Value per share next calculated after we determine to close your account. You may be subject to gain or loss on the redemption of your Fund shares and you may incur tax liability.

The Fund further reserves the right (and may be required by law) to refuse any purchase order; freeze any account (meaning you will not be able to purchase Fund shares in your account or we may hold payment of proceeds); suspend account services; and/or involuntarily redeem your account if we think that the account is being used for fraudulent or illegal purposes. One or more of these actions will be taken when, at our sole discretion, they are deemed to be in the Fund’s best interest or when the Fund is requested or compelled to do so by governmental law or authority or by applicable law.

The Fund generally will not accept new account applications to establish an account with a non-U.S. address (APO/FPO and U.S. territories are acceptable) or for a non-resident alien.

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Financial Highlights

The table below provides a picture of the Fund’s financial performance for the last five years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rates of return that an investor would have earned or lost on an investment in the Fund, assuming reinvestment of all dividends and distributions. This information has been audited by PricewaterhouseCoopers LLP, whose report, along with the Fund’s financial statements, is included in the Fund’s annual report. The annual report is available free of charge by calling us at 1-800-730-1313.

Years Ended June 30,	2003	2002	2001	2000	1999

Selected Per Share Data

Net asset value, beginning of period	$1.00	$1.00	$1.00	$1.00	$1.00

Income from investment operations:

Net investment income	.015	.03	.06	.06	.05

Net realized and unrealized gain (loss) on investment transactions[a]	—	—	—	—	—

Total from investment operations	.015	.03	.06	.06	.05

Less distributions from:

Net investment income	(.015)	(.03)	(.06)	(.06)	(.05)

Net asset value, end of period	$1.00	$1.00	$1.00	$1.00	$1.00

Total Return (%)	1.47[b]	2.64	6.07	5.84	5.25

Ratios to Average Net Assets and Supplemental Data

Net assets, end of period ($ millions)	5,589	12,814	13,747	8,845	7,805

Ratio of expenses, before expense reductions (%)	.13	.12	.12	.12	.12

Ratio of expenses, after expense reductions (%)	.12	.12	.12	.12	.12

Ratio of net investment income (%)	1.50	2.52	5.78	5.75	5.11

[a]	Less than $.005 per share.
[b]	Total return would have been lower had certain expenses not been reduced.

Daily Assets Fund Institutional    |    19

Additional information about the Fund’s investments is available in the Fund’s annual and semi-annual reports to shareholders. In the Fund’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year.

You can find more detailed information about the Fund in the current Statement of Additional Information, dated October 31, 2003, which we have filed electronically  with the Securities and Exchange Commission (SEC) and which is incorporated by reference into this Prospectus. To receive your free copy of the Statement of Additional Information, the annual or semi-annual report, or if you have questions about investing in a Fund, write to us at: Deutsche Asset Management c/o Scudder Investments,  PO Box 219356, Kansas City, MO 64121-9356 or call our toll-free number:  1-800-730-1313.

You can find reports and other information about the Fund on the EDGAR Database on the SEC website (http://www.sec.gov), or you can get copies of this information, after payment of a duplicating fee, by electronic request at publicinfo@sec.gov or by writing to the Public Reference Section of the SEC, Washington, DC 20549-0102. Information about the Fund, including its Statement of Additional Information, can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. For information on the Public Reference Room, call the SEC at 202-942-8090.

Placement Agent

Scudder Distributors, Inc.

222 South Riverside Plaza

Chicago, IL 60606-5808

www.scudder.com

e-mail info@scudder.com

Tel (800) 730-1313

Daily Assets Fund Institutional
Scudder Institutional Funds
(Prior to May 16, 2003, known as
BT Institutional Funds)
811-6071

Printed on recycled paper.    (10/28/03)  1721PRO

DO NOT COPY OR CIRCULATE

Investor	Copy #

CONFIDENTIAL STATEMENT OF ADDITIONAL INFORMATION

OCTOBER 28, 2003

Scudder Institutional Funds

Daily Assets Fund Institutional

Scudder Institutional Funds (the “Trust”) is an open-end management investment company that offers investors a selection of investment portfolios, each having distinct investment objectives and policies. The Trust was organized on March 26, 1990, as a Massachusetts Business Trust under the laws of the Commonwealth of Massachusetts. This Confidential Statement of Additional Information (“SAI”) relates to Daily Assets Fund Institutional (the “Fund”), a series of the Trust.

Shares of the Fund are sold by Scudder Distributors, Inc. (“SDI” or the “Distributor “), the Trust’s Distributor (and the Fund’s Placement Agent), primarily to clients and customers of Deutsche Bank (the “Bank”) that participate in the Bank’s securities lending program. Deutsche Asset Management, Inc. serves as the Fund’s investment adviser (the “Advisor”).

THE SECURITIES DESCRIBED IN THIS SAI ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY OF ANY JURISDICTION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SAI. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SHARES OF THE FUND ARE BEING OFFERED ONLY TO INVESTORS WHO QUALIFY AS BOTH (1) ACCREDITED INVESTORS AS DEFINED UNDER REGULATION D UNDER THE SECURITIES ACT AND (2) INSTITUTIONAL INVESTORS. SHARES OF THE FUND ARE NOT BEING OFFERED TO INDIVIDUALS OR TO ENTITIES ORGANIZED FOR THE PURPOSE OF INVESTING ON BEHALF OF INDIVIDUALS. NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS SAI HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE. NOTWITHSTANDING THE CONFIDENTIAL NATURE OF THIS SAI, AN INTENDED RECIPIENT AND HIS EMPLOYEES, REPRESENTATIVES, AND OTHER AGENTS MAY DISCLOSE TO ANY AND ALL PERSONS, WITHOUT LIMITATION OF ANY KIND, THE TAX TREATMENT AND TAX STRUCTURE OF THE TRANSACTION, OR TRANSACTIONS, OFFERED BY, OR DISCUSSED IN, THIS MEMORANDUM. FOR THIS PURPOSE, THE “TAX TREATMENT” IS THE PURPORTED OR CLAIMED US FEDERAL INCOME TAX TREATMENT OF A TRANSACTION AND THE “TAX STRUCTURE” IS ANY FACT THAT MAY BE RELEVANT TO UNDERSTANDING THE PURPORTED OR CLAIMED US FEDERAL INCOME TAX TREATMENT OF A TRANSACTION.

NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS ON ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST’S REGISTRATION STATEMENT.

INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY MEET CERTAIN FINANCIAL REQUIREMENTS AND THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS, RISKS AND MERITS OF AN INVESTMENT IN THE FUND.

The Fund’s Confidential Private Offering Memorandum, which may be amended from time to time, is dated October 31, 2003. The Confidential Private Offering Memorandum provides the basic information investors should know before investing, and may be obtained without charge by calling the Fund at 1-800-730-1313. This SAI, which is not a Confidential Private Offering Memorandum, is intended to provide additional information regarding the activities and operations of the Trust and should be read in conjunction with the Confidential Private Offering Memorandum. Capitalized terms not otherwise defined in this SAI have the meanings accorded to them in the Fund’s Confidential Private Offering Memorandum.

The Fund’s audited Annual Report dated June 30, 2003, which either accompanies this SAI or has previously been provided to the investor to whom this SAI is being sent, is incorporated herein by reference.

Copies of the Annual Report, Semi-Annual Report and information regarding the Fund’s current performance may be obtained by writing or telephoning: Deutsche Asset Management c/o Scudder Investments, P.O. Box 219356, Kansas City, Missouri 64121-9356, 1-800-730-1313.

Investment Adviser

DEUTSCHE ASSET MANAGEMENT, INC.

Administrator

INVESTMENT COMPANY CAPITAL CORP.

Transfer Agent

SCUDDER INVESTMENTS SERVICE COMPANY

Placement Agent

SCUDDER DISTRIBUTORS, INC.

222 South Riverside Plaza

Chicago, IL 60606-5808

INVESTMENT OBJECTIVE, POLICIES, RESTRICTIONS AND RISKS

Investment Objective

The Fund’s investment objective is a high level of current income consistent with liquidity and the preservation of capital. There can, of course, be no assurance that the Fund will achieve its investment objective.

Investment Policies

The following is a discussion of the various investments of and techniques employed by the Fund.

Quality and Maturity of the Fund’s Securities. The Fund will maintain a dollar-weighted average maturity of 90 days or less. All securities in which the Fund invests will have, or be deemed to have, remaining maturities of 397 days or less on the date of their purchase and will be denominated in U.S. dollars. The Advisor, acting under the supervision of and procedures adopted by the Board of Trustees of the Trust, will also determine that all securities purchased by the Fund present minimal credit risks. The Advisor will cause the Fund to dispose of any security as soon as practicable if the security is no longer of the requisite quality, unless such action would not be in the best interest of the Fund. High-quality, short-term instruments may result in a lower yield than instruments with a lower quality or longer term.

Obligations of Banks and Other Financial Institutions. For purposes of the Fund’s investment policies with respect to bank obligations, the assets of a bank will be deemed to include the assets of its domestic and foreign branches. Obligations of foreign branches of U.S. banks and foreign banks may be general obligations of the parent bank in addition to the issuing bank or may be limited by the terms of a specific obligation and by government regulation. If the Advisor, acting under the supervision of the Board of Trustees, deems the instruments to present minimal credit risk, the Fund may invest in U.S. dollar-denominated obligations of foreign banks or foreign branches of U.S. banks, which may include banks located in the United Kingdom, Grand Cayman Island, Nassau, Japan and Canada. Investments in these obligations may entail risks that are different from those of investments in obligations of U.S. domestic banks because of differences in political, regulatory and economic systems and conditions.

These risks include future political and economic developments, currency blockage, the possible imposition of withholding taxes on interest payments, differing reserve requirements, reporting and record keeping requirements and accounting standards, possible seizure or nationalization of foreign deposits, difficulty or inability of pursuing legal remedies and obtaining judgments in foreign courts, possible establishment of exchange controls or the adoption of other foreign governmental restrictions that might affect adversely the payment of principal and interest on bank obligations. Foreign branches of U.S. banks and foreign banks may also be subject to less stringent reserve requirements and to different accounting, auditing, reporting and record keeping standards than those applicable to domestic branches of U.S. banks. Obligations of domestic and foreign financial institutions in which the Fund may invest include (but are not limited to) certificates of deposit, bankers’ acceptances, bank time deposits, commercial paper, and other U.S. dollar-denominated instruments issued or supported by the credit of U.S. or foreign financial institutions, including banks.

Commercial Paper. Commercial paper obligations in which the Fund may invest are short-term, secured or unsecured negotiable promissory notes of U.S. or foreign corporations and special vehicles that at the time of purchase meet the rating criteria described in the Confidential Private Offering Memorandum. Investments in foreign commercial paper generally involve risks similar to those described above relating to obligations of foreign banks or foreign branches of U.S. banks.

Variable Rate Master Demand Notes. Variable rate master demand notes are unsecured instruments that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate. Because variable rate master demand notes are direct lending arrangements between the Fund and the issuer, they are not ordinarily traded. Although no active secondary market may exist for these notes, the Fund will purchase only those notes under which it may demand and receive payment of principal or may resell the note to a third party. While the notes are not typically rated by credit rating agencies, issuers of variable rate master demand notes must satisfy the Advisor, acting under the supervision of the Board of Trustees of the Fund, that the same criteria as set forth above for issuers of commercial paper are met. In the event an issuer of a variable rate master demand note defaulted on its payment obligation, the Fund might be unable to dispose of the note because of the absence of a secondary market and could, for this or other reasons, suffer a loss to the extent of the default. The face maturities of variable rate notes subject to a demand feature may exceed 397 days in certain circumstances. (See “Quality and Maturity of the Fund’s Securities” herein.)

U.S. Government Obligations. The Fund may invest in direct obligations issued by the U.S. Treasury or in obligations issued or guaranteed by the U.S. Treasury or by agencies or instrumentalities of the U.S. government (“U.S. Government Obligations”). Certain short-term U.S. Government Obligations, such as those issued by the Government National Mortgage Association (“GNMA”), are supported by the “full faith and credit” of the U.S. government; others, such as those of the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the Federal National Mortgage Association are solely the obligations of the issuing entity but are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; and still others, such as those of the Student Loan Marketing Association, are supported by the credit of the instrumentality. No assurance can be given that the U.S. government would provide financial support to U.S. government-sponsored instrumentalities if it is not obligated to do so by law.

Examples of the types of U.S. Government Obligations that the Fund may hold include, but are not limited to, in addition to those described above and direct U.S. Treasury obligations, the obligations of the Federal Housing Administration (“FHA”), Farmers Home Administration, Small Business Administration, General Services Administration, Central Bank for Cooperatives, Federal Farm Credit Banks, Federal Farm Credit Banks Funding Corp., Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Federal Land Banks and Maritime Administration.

Other Debt Obligations. The Fund may invest in deposits, bonds, notes and debentures and other debt obligations that at the time of purchase have, or are comparable in priority and security to other securities of such issuer which have, outstanding short-term obligations meeting the above short-term rating requirements, or if there are no such short-term ratings, are determined by the Advisor, acting under the supervision of the Board of Trustees of the Trust, to be of comparable quality and are rated in the top three highest long-term rating categories by the nationally recognized statistical rating organizations (NRSROs) rating such security.

Asset-Backed Securities/Mortgage-Backed Securities. The Fund may also invest in securities generally referred to as asset-backed securities ormortgage-backed securities, which directly or indirectly represent a participation interest in, or are secured by and payable from, a stream of payments generated by particular assets such as motor vehicle or credit card receivables or a pool of mortgages. Asset-backed and mortgage-backed securities may provide periodic payments that consist of interest and/or principal payments. Consequently, the life of an asset-backed ormortgage-backed security varies with the prepayment and loss experience of the underlying assets.

Repurchase Agreements. The Fund may engage in repurchase agreement transactions with banks and governmental securities dealers deemed creditworthy by the Advisor. Under the terms of a typical repurchase agreement, the Fund would acquire U.S. Government Obligations regardless of maturity, subject to an obligation of the seller to repurchase, and the Fund to resell, the obligation at an agreed price and time, thereby determining the yield during the Fund’s holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Fund’s holding period. The value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligations, including interest. The Fund bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Fund is delayed in or prevented from exercising its rights to dispose of the collateralized securities, including the risk of a possible decline in the value of the underlying securities during the period in which the Fund seeks to assert these rights. The Advisor reviews the creditworthiness of those banks and dealers with which the Fund enters into repurchase agreements and monitors on an ongoing basis the value of the securities subject to repurchase agreements to ensure that it is maintained at the required level.

Reverse Repurchase Agreements. The Fund may borrow funds for temporary or emergency purposes, such as meeting larger-than-anticipated redemption requests, and not for leverage, by, among other things, agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a “reverse repurchase agreement”). At the time the Fund enters into a reverse repurchase agreement it segregates cash, U.S. Government Obligations or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Fund may decline below the repurchase price of those securities. Reverse repurchase agreements are considered to be borrowings by the Fund.

When-Issued and Delayed-Delivery Securities. To secure prices deemed advantageous at a particular time, the Fund may purchase securities on a when-issued or delayed-delivery basis, in which case delivery of the securities occurs beyond the normal settlement period; payment for or delivery of the securities would be made prior to the reciprocal delivery or payment by the other party to the transaction. The Fund will enter into when-issued or delayed-delivery transactions for the purpose of acquiring securities and not for the purpose of leverage. When-issued securities purchased by the Fund may include securities purchased on a “when, as, and if issued” basis under which the issuance of the securities depends on the occurrence of a subsequent event.

Securities purchased on a when-issued or delayed-delivery basis may expose the Fund to risk because the securities may experience fluctuations in value prior to their actual delivery. The Fund does not accrue income with respect to a when-issued or delayed-delivery security prior to its stated delivery date. Purchasing securities on a when-issued or delayed-delivery basis can involve the additional risk that the yield available in the market when the delivery takes place may be higher than that obtained in the transaction itself. Upon purchasing a security on a when-issued or delayed-delivery basis, the Fund will segregate cash or liquid securities in an amount at least equal to the when-issued or delayed-delivery commitment.

Investment in Other Investment Companies. In accordance with applicable law, the Fund may invest its assets in other money market funds with comparable investment objectives. In general, the Fund may not (1) purchase more than 3% of any other money market fund’s voting stock; (2) invest more than 5% of its assets in any single money market fund; and (3) invest more than 10% of its assets in other money market funds (unless permitted by an exemptive order of the SEC). Notwithstanding the investment policies and restrictions of the Fund, upon approval of the Board of Trustees, the Fund may invest all or part of its investable assets in a management company with substantially the same investment objective, policies and restrictions as the Fund.

Illiquid Securities. The Fund may not invest more than 10% of its net assets in securities which are illiquid or otherwise not readily marketable (such securities may include securities which are subject to legal or contractual restrictions on resale and repurchase agreements with maturities over seven days). If a security becomes illiquid after purchase by the Fund, the Fund will normally sell the security as soon as is reasonably practicable unless it would not be in the best interests of shareholders to do so.

Credit Enhancement. Certain of the Fund’s acceptable investments may be credit-enhanced by a guaranty, letter of credit, or insurance from a third party. Any bankruptcy, receivership, default, or change in the credit quality of the third party providing the credit enhancement could adversely affect the quality and marketability of the underlying security and could cause losses to the Fund and affect the Fund’s share price. Subject to the diversification limits contained in Rule 2a-7 under the Investment Company Act of 1940 (“1940 Act”), the Fund may have more than 25% of its total assets invested in securities issued or credit-enhanced by banks or other financial institutions.

Funding Agreements. The Fund may invest in highly rated insurance company funding agreements. Funding agreements are contracts issued by insurance companies that provide investors the right to receive a variable rate of interest and the full return of principal at maturity. Funding agreements also include a put option that allows the Fund to terminate the agreement at a specified time to the insurance company prior to maturity. The Fund will purchase funding agreements with unconditional puts of 30 or 90 days or less. Funding agreements generally offer a higher yield than other variable securities with similar credit ratings. The primary risk of a funding agreement is the credit quality of the insurance company that issues it. The Fund will only purchase funding agreements with counterparty ratings of A1+ by S&P or P1 by Moody’s. Funding agreements are considered ‘illiquid’ securities and will count towards the 10% maximum limit that may be held by the Fund.

Additional Risk Factors

In addition to the risks discussed above, the Fund’s investments may be subject to the following risk factors:

It is expected that money used to purchase Fund shares will be comprised of cash collateral which the Fund’s institutional investors receive in connection with their participation in the Bank’s securities lending program. The amount of such collateral is subject to periodic fluctuation, and accordingly the Fund may experience large purchases and redemptions over a relatively short time period that may impact the Fund’s ability to optimize cash management. To assist the Fund in remaining fully invested, pursuant to its request, the Fund has received an order from the SEC granting the Fund and the Bank’s permission to jointly enter into repurchase agreements and other investments with non-affiliated banks, broker-dealers or other issuers with respect to amounts to be received on any day. Such investments will be apportioned between the Fund and the Bank in such a manner as to maximize the investment of cash by the Fund.

Rating Services. The ratings of NRSROs represent their opinions as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although these ratings are an initial criterion for selection of portfolio investments, the Advisor also makes its own evaluation of these securities, subject to review by the Board of Trustees. After purchase by the Fund, an obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund. The Advisor will cause the Fund to dispose of any security as soon as practicable if the security is no longer of the requisite quality, unless such action would not be in the best interest of the Fund. A description of the ratings categories of NRSROs is set forth in the Appendix to this SAI.

Investment Restrictions

Fundamental Policies. The following investment restrictions are “fundamental policies” of the Fund and may not be changed with respect to the Fund without the approval of a “majority of the outstanding voting securities” of the Fund. Under the 1940 Act, a “fundamental” policy may not be changed without the “vote of a majority of the outstanding voting securities” of the Fund, which is defined in the 1940 Act as the lesser of (a) 67% or more of the outstanding voting securities of the Fund present at a shareholder meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of the Fund.

The percentage limitations contained in the restrictions listed below apply at the time of the purchase of the securities. Notwithstanding the investment policies and restrictions of the Fund, upon approval of the Board of Trustees, the Fund may invest all or part of its investable assets in a management company with substantially the same investment objective, policies and restrictions as the Fund. As a matter of fundamental policy, the Fund may not:

1.	Borrow money or mortgage or hypothecate assets of the Fund, except that in an amount not to exceed 10% of the current value of the Fund’s net assets, it may borrow money as a temporary measure for extraordinary or emergency purposes and enter into reverse repurchase agreements or dollar roll transactions, and except that it may pledge, mortgage or hypothecate not more than 10% of such assets to secure such borrowings (it is intended that money would be borrowed only from banks or through reverse repurchase agreements and only either to accommodate redemption requests while effecting an orderly liquidation of portfolio securities or to maintain liquidity in the event of an unanticipated failure to complete a portfolio security transaction or other similar situations), provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute. (As an operating policy, the Fund may not engage in dollar roll transactions or options and futures);

2.	Underwrite securities issued by other persons except insofar as the Trust or the Fund may technically be deemed an underwriter under the Securities Act , as amended , in selling a portfolio security;

3.	Make loans to other persons except (a) through the use of repurchase agreements or the purchase of short-term obligations or (b) by purchasing a portion of an issue of debt securities of types distributed publicly or privately;

4.	Purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts), in the ordinary course of business (except that the Fund may hold and sell, for the Fund’s portfolio, real estate acquired as a result of the Fund’s ownership of securities);

5.	Concentrate its investments in any particular industry (excluding U.S. Government Obligations), except that the Fund will invest more than 25% of its total assets in the obligations of banks and other financial institutions, and if it is deemed appropriate for the achievement of the Fund’s investment objective, up to 25% of its total assets may be invested in any other industry; and

6.	Issue any “senior security” (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction.

7.	With respect to the Fund’s total assets, invest more than 5% of its total assets in the securities of any one issuer (excluding cash and cash-equivalents, U.S. Government Obligations and the securities of other investment companies) or own more than 10% of the voting securities of any issuer.

Notwithstanding the foregoing policies, the Fund has no present intention of engaging in transactions involving dollar rolls, futures and options contracts or loans of portfolio securities. The Fund will only engage in such transactions upon approval of the Board of Trustees and appropriate disclosure to investors.

Additional Investment Limitations

The Fund may not invest more than 25% of its total assets in the securities of issuers in any single industry (excluding U.S. Government Obligations and repurchase agreements collateralized by U.S. Government Obligations), except that, under normal market conditions, more than 25% of the total assets of the Fund will be invested in obligations of banks and other financial institutions.

As an operating policy, the Fund may not invest more than 5% of its total assets in the obligations of any one issuer except: (1) as may be permitted by Rule 2a-7 and (2) for U.S. Government Obligations and repurchase agreements collateralized fully thereby, which may be purchased without limitation.

The Fund is also authorized to borrow for temporary purposes to meet redemptions, including entering into reverse repurchase transactions, in an amount up to 10% of its total assets and to pledge its assets to the same extent in connection with these borrowings.

At the time of an investment, the Fund’s aggregate holdings of repurchase agreements having a remaining maturity of more than seven calendar days (or which may not be terminated within seven calendar days upon notice by the Fund), time deposits having remaining maturities of more than seven calendar days and other illiquid securities will not exceed 10% of the Fund’s net assets. If changes in the liquidity of certain securities cause the Fund to exceed such 10% limit, the Fund will take steps to bring the aggregate amount of its illiquid securities back below 10% of its net assets as soon as practicable, unless such action would not be in the best interest of the Fund.

The Fund’s limitations on investment in a single industry and on borrowing may not be changed without the approval of the shareholders of the Fund.

Portfolio Turnover

The Fund may attempt to increase yield by trading to take advantage of short-term market variations, which results in higher portfolio turnover. However, this policy does not result in higher brokerage commissions to the Fund as the purchases and sales of portfolio securities are usually effected as principal transactions. The Fund’s turnover rate is not expected to have a material effect on its income and has been and is expected to be zero for regulatory reporting purposes.

Portfolio Transactions

Decisions to buy and sell securities and other financial instruments for the Fund are made by the Advisor, which also is responsible for placing these transactions, subject to the overall review of the Trust’s Board of Trustees. Although investment requirements for the Fund are reviewed independently from those of the other accounts managed by the Advisor, including client accounts and accounts affiliated with the Advisor, investments of the type the Fund may make may also be made by these other accounts. When the Fund and one or more other accounts managed by the Advisor are prepared to invest in, or desire to dispose of, the same security or other financial instrument, available investments or opportunities for sales will be allocated in a manner believed by the Advisor to be equitable to each. In some cases, this procedure may affect adversely the price paid or received by the Fund or the size of the position obtained or disposed of by the Fund. To the extent permitted by law, the Advisor may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other companies or accounts, including accounts affiliated witht the Advisor, in executing transactions.

Purchases and sales of securities on behalf of the Fund will be principal transactions. These securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. The cost of securities purchased from underwriters includes an underwriting commission or concession and the prices at which securities are purchased from and sold to dealers include a dealer’s mark-up or mark-down. U.S. Government Obligations are generally purchased from underwriters or dealers, although certain newly issued U.S. Government Obligations may be purchased directly from the U.S. Treasury or from the issuing agency or instrumentality.

Over-the-counter purchases and sales are transacted directly with principal market makers except in those cases in which better prices and executions may be obtained elsewhere. Principal transactions are not entered into with persons affiliated with the Fund except pursuant to exemptive rules or orders adopted by the SEC. Under rules adopted by the SEC, broker-dealers may not execute transactions on the floor of any national securities exchange for the accounts of affiliated persons, but may effect transactions by transmitting orders for execution.

In selecting dealers to execute portfolio transactions on behalf of the Fund, the Advisor seeks the best overall terms available. In assessing the best overall terms available for any transaction, the Advisor will consider the factors it deems relevant, including the breadth of the market in the investment, the price of the investment and the financial condition and execution capability of the dealer for the specific transaction and on a continuing basis. In addition, the Advisor is authorized, in selecting parties to execute a particular transaction and in evaluating the best overall terms available, to consider the “brokerage services,” but not “research services” (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund.

NET ASSET VALUE

The Confidential Private Offering Memorandum discusses the time at which the NAV per share of the Fund is determined for purposes of sales and redemptions.

The valuation of the Fund’s securities is based on their amortized cost, which does not take into account unrealized capital gains or losses. Amortized cost valuation involves initially valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, generally without regard to the impact of fluctuating interest rates on the market value of the instrument. Although this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument.

The Fund’s use of the amortized cost method of valuing its securities is permitted by a rule adopted by the SEC. Under this rule, the Fund must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase only instruments having remaining maturities of 397 days or less (as determined under the rule), and invest only in securities determined by or under the supervision of the Trust’s Board of Trustees to present minimal credit risks.

Pursuant to the rule, the Trust’s Board of Trustees also has established procedures designed to allow investors in the Fund to establish, to the extent reasonably possible, the investors’ price per share as computed for the purpose of sales and redemptions at $1.00. These procedures include review of the Fund’s holdings by the Trust’s Board of Trustees, at such intervals as it deems appropriate, to determine whether the value of the Fund’s assets calculated by using available market quotations or market equivalents deviates from such valuation based on amortized cost.

The rule also provides that the extent of any deviation between the value of the Fund’s assets based on available market quotations or market equivalents and such valuation based on amortized cost must be examined by the Trust’s Board of Trustees. In the event the Trust’s Board of Trustees determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, pursuant to the rule, the Trust’s Board of Trustees must cause the Fund to take such corrective action as the Board of Trustees regards as necessary and appropriate, including: selling portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; withholding dividends or paying distributions from capital or capital gains; redeeming shares in kind; or valuing the Fund’s assets by using available market quotations.

PURCHASE AND REDEMPTION INFORMATION

The Trust may suspend the right of redemption or postpone the date of payment for shares of the Fund during any period when: (a) trading in the Fund’s primary markets is restricted by applicable rules and regulations of the SEC; (b) the Fund’s primary markets are closed for other than customary weekend and holiday closings; (c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC.

Under the terms of a Placement Agent Agreement, Scudder Distributors, Inc. (“SDI”) acts as Placement Agent on a ‘“best efforts” basis with respect to the sale of shares of the Fund. In addition to SDI’s duties as Placement Agent, SDI may, in its discretion, perform additional functions in connection with transactions in the shares of the Fund.

The Fund reserves the right to redeem all of its shares, if the Board of Trustees votes to liquidate the Fund.

DISTRIBUTOR

SDI serves as the placement agent of the Fund’s shares pursuant to the Exclusive Placement Agent Agreement. SDI is a wholly-owned subsidiary of Deutsche Bank AG. The address for SDI is 222 South Riverside Plaza, Chicago, IL 60606.

MANAGEMENT OF THE TRUST

The overall business and affairs of the Trust are managed by the Board of Trustees. The Board approves all significant agreements between the Trust and persons or companies furnishing services to the Fund, including the Fund’s agreements with its investment advisor, distributor, custodian and transfer agent. The Board of Trustees and the executive officers are responsible for managing the Fund’s affairs and for exercising the Fund’s powers except those reserved for the shareholders and those assigned to the Advisor or other service providers. Each Trustee holds office until he or she resigns, is removed or a successor is elected and qualified. Each officer is elected to serve until he or she resigns, is removed or a successor has been duly elected and qualified.

The following information is provided for each Trustee and Officer of the Trust as of October 31, 2003. The first section of the table lists information for each Trustee who is not an “interested person” of the Trust and Fund (as defined in the 1940 Act) (a “Non-Interested Trustee”). Information for each Interested Trustee (the “Interested Trustee”) follows. The Interested Trustees are considered to be interested persons as defined by the 1940 Act because of their employment with the Fund’s Advisor and/or underwriter. The mailing address for the Trustees and Officers with respect to Trust operations is One South Street, Baltimore, Maryland, 21202.

The following individuals hold the same position with the Fund and the Trust.

TRUSTEES AND OFFICERS OF THE TRUST

Independent Trustees

Name, Date of Birth, Position with the Fund and Length of Time Served[1,2]	Business Experience and Directorships During the Past 5 Years	Number of Funds in the Fund Complex Overseen
Richard R. Burt 2/3/47 Director since 2002	Chairman, Diligence LLC (international information-collection and risk-management firm) (September 2000 to present); Chairman, IEP Advisors, Inc. (July 1998 to present); Chairman of the Board, Weirton Steel Corporation[3] (April 1996 to present); Member of the Board, Hollinger International, Inc.[3] (publishing) (1995 to present), HCL Technologies Limited (information technology) (April 1999 to present), UBS Mutual Funds (formerly known as Brinson and Mitchell Hutchins families of funds) (registered investment companies) (September 1995 to present); and Member, Textron Inc.[3] International Advisory Council (July 1996 to present). Formerly, Partner, McKinsey & Company (consulting) (1991–1994) and US Chief Negotiator in Strategic Arms Reduction Talks (START) with former Soviet Union and US Ambassador to the Federal Republic of Germany (1985–1991); Member of the Board, Homestake Mining[3] (mining and exploration) (1998–February 2001), Archer Daniels Midland Company[3] (agribusiness operations) (October 1996–June 2001) and Anchor Gaming (gaming software and equipment) (March 1999–December 2001).	68

S. Leland Dill 3/28/30 Director since 1999	Trustee, Phoenix Zweig Series Trust (since September 1989), Phoenix Euclid Market Neutral Funds (since May 1998) (registered investment companies); Retired (since 1986). Formerly, Partner, KPMG Peat Marwick (June 1956–June 1986); Director, Vintners International Company Inc. (wine vintner) (June 1989–May 1992), Coutts (USA) International (January 1992–March 2000), Coutts Trust Holdings Ltd., Coutts Group (private bank) (March 1991–March 1999); General Partner, Pemco (investment company) (June 1979–June 1986).	66

Martin J. Gruber 7/15/37 Director since 1999	Nomura Professor of Finance, Leonard N. Stern School of Business, New York University (since September 1964); Trustee, CREF (pension fund) (since January 2000); Director, S.G. Cowen Mutual Funds (January 1985–January 2001), Japan Equity Fund, Inc. (since January 1992), Thai Capital Fund, Inc. (since January 2000) and Singapore Fund, Inc. (since January 2000) (registered investment companies). Formerly, Trustee, TIAA (pension fund) (January 1996–January 2000).	66

Joseph R. Hardiman 5/27/37 Director since 2002	Private Equity Investor (January 1997 to present); Director, Soundview Technology Group Inc. (investment banking) (July 1998 to present), Corvis Corporation[3] (optical networking equipment) (July 2000 to present), Brown Investment Advisory & Trust Company (investment advisor) (February 2001 to present), The Nevis Fund (registered investment company) (July 1999 to present),	66

	and ISI Family of Funds (registered investment companies) (March 1998 to present). Formerly, Director, Circon Corp.[3] (medical instruments) (November 1998–January 1999); President and Chief Executive Officer, The National Association of Securities Dealers, Inc. and The NASDAQ Stock Market, Inc. (1987–1997); Chief Operating Officer of Alex. Brown & Sons Incorporated (now Deutsche Bank Securities Inc.) (1985–1987); General Partner, Alex. Brown & Sons Incorporated (now Deutsche Bank Securities Inc.) (1976–1985).

Richard J. Herring 2/18/46 Director since 1990	Jacob Safra Professor of International Banking and Professor, Finance Department, The Wharton School, University of Pennsylvania (since July 1972); Director, Lauder Institute of International Management Studies (since July 2000); Co-Director, Wharton Financial Institutions Center (since July 2000) and Vice Dean and Director, Wharton Undergraduate Division (July 1995–June 2000).	66

Graham E. Jones 1/31/33 Director since 2002	Senior Vice President, BGK Realty, Inc. (commercial real estate) (since 1995); Trustee, 8 open-end mutual funds managed by Weiss, Peck & Greer (since 1985) and Trustee of 18 open-end mutual funds managed by Sun Capital Advisers, Inc. (since 1998).	66

Rebecca W. Rimel 4/10/51 Director since 2002	President and Chief Executive Officer, The Pew Charitable Trusts (charitable foundation) (1994 to present); Executive Vice President, The Glenmede Trust Company (investment trust and wealth management) (1983 to present). Formerly, Executive Director, The Pew Charitable Trusts (1988–1994); Director, ISI Family of Funds (registered investment companies) (1997–1999) and Director, The Glenmede Trust Company (investment trust and wealth management) (1994–2002).	66

Philip Saunders, Jr. 10/11/35 Director since 1993	Principal, Philip Saunders Associates (economic and financial consulting) (since November 1988). Formerly, Director, Financial Industry Consulting, Wolf & Company (consulting) (1987–1988); President, John Hancock Home Mortgage Corporation (1984–1986); Senior Vice President of Treasury and Financial Services, John Hancock Mutual Life Insurance Company, Inc. (1982–1986).	66

William N. Searcy 9/03/46 Director since 2002	Pension & Savings Trust Officer, Sprint Corporation[3] (telecommunications) (since November 1989); Trustee of 22 open-end mutual funds managed by Sun Capital Advisers, Inc. (since October 1998).	66

Robert H. Wadsworth 1/29/40 Director since 2002

President, Robert H. Wadsworth Associates, Inc. (consulting firm) (May 1982 to present). Formerly, President and Trustee, Trust for Investment Managers (registered investment company) (April 1999–June 2002); President, Investment Company Administration, L.L.C. (January 1992*–July 2001); President, Treasurer and Director, First Fund Distributors, Inc. (June 1990–January 2002); Vice President, Professionally Managed Portfolios (May 1991–January 2002) and Advisors Series Trust (October 1996–January 2002) (registered investment companies); President, Guinness Flight Investment Funds, Inc. (registered investment company) (June 1994–November1998).

* Inception date of the corporation which was the predecessor to the L.L.C.

		69

Interested Trustee

Name, Date of Birth, Position with the Fund and Length of Time Served[1,2]	Business Experience and Directorships During the Past 5 Years	Number of Funds in the Fund Complex Overseen
Richard T. Hale[4] 7/17/45 Chairman since 2002 and Director since 1999	Managing Director, Deutsche Investment Management Americas Inc. (2003–present); Managing Director, Deutsche Bank Securities Inc. (formerly Deutsche Banc Alex. Brown Inc.) and Deutsche Asset Management (1999 to present); Director and President, Investment Company Capital Corp. (registered investment advisor) (1996 to present); Director, Deutsche Global Funds, Ltd. (2000 to present), CABEI Fund (2000 to present), North American Income Fund (2000 to present) (registered investment companies); Director, Scudder Global Opportunities Fund (since 2003); Director/Officer Deutsche/Scudder Mutual Funds (various dates); President, Montgomery Street Income Securities, Inc. (2002 to present) (registered investment companies); Vice President, Deutsche Asset Management, Inc. (2000 to present); formerly, Director, ISI Family of Funds (registered investment companies; 4 funds overseen) (1992–1999).	201

Officers

Name, Date of Birth, Position with the Fund and Length of Time Served[1,2]	Business Experience and Directorships During the Past 5 Years
Richard T. Hale[4] 7/17/45 President since 2003	See information presented under Interested Trustee.

Kenneth Murphy[5] 10/13/63 Vice President and Anti- Money Laundering Compliance Officer since 2002	Vice President, Deutsche Asset Management (September 2000–present); Vice President, Scudder Distributors, Inc. (December 2002–present). Formerly, Director, John Hancock Signature Services (1992–2000).

Daniel O. Hirsch 3/27/54 Vice President since 2003 and Secretary since 2002	Managing Director, Deutsche Asset Management (2002–present) and Director, Deutsche Global Funds Ltd. (2002–present). Formerly, Director, Deutsche Asset Management (1999–2002); Principal, BT Alex. Brown Incorporated (now Deutsche Bank Securities Inc.) (1998–1999); Assistant General Counsel, United States Securities and Exchange Commission (1993–1998).

Charles A. Rizzo[5] 8/5/57 Treasurer since 2002	Director, Deutsche Asset Management (April 2000 to present); Formerly, Vice President and Department Head, BT Alex. Brown Incorporated (now Deutsche Bank Securities Inc.) (1998–1999); Senior Manager, Coopers & Lybrand L.L.P. (now PricewaterhouseCoopers LLP) (1993–1998).

Salvatore Schiavone[5] 11/03/65 Assistant Treasurer since 2003	Director, Deutsche Asset Management.

Lucinda H. Stebbins[5] 11/19/45 Assistant Treasurer since 2003	Director, Deutsche Asset Management.

Kathleen Sullivan D’Eramo[5] 1/25/57 Assistant Treasurer since 2003	Director, Deutsche Asset Management.

John Millette[5] 8/23/62 Assistant Secretary since 2003	Director, Deutsche Asset Management.

Caroline Pearson[5] 4/01/62 Assistant Secretary since 2002	Managing Director, Deutsche Asset Management.

Bruce A. Rosenblum 9/14/60 Assistant Secretary since 2002	Director, Deutsche Asset Management (2002–present). Formerly, Vice President, Deutsche Asset Management (2000–2002); Partner, Freedman, Levy, Kroll & Simonds (1997–1999).

[1]	Unless otherwise indicated, the mailing address of each Trustee and Officer with respect to fund operations is One South Street, Baltimore, MD 21202.
[2]	Length of time served represents the date that each Trustee or Officer first began serving in that position with Scudder Institutional Funds of which this Fund is a series.
[3]	A publicly held company with securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.
[4]	Mr. Hale is a Trustee who is an “interested person” within the meaning of Section 2(a)(19) of the 1940 Act. Mr. Hale is Vice President of Deutsche Asset Management, Inc. and a Managing Director of Deutsche Asset Management, the US asset management unit of Deutsche Bank AG and its affiliates.
[5]	Address: Two International Place, Boston, Massachusetts.

Trustee Ownership in the Fund1

Trustee	Dollar Range of Beneficial Ownership in the Fund	Aggregate Dollar Range of Ownership as of December 31, 2002 in all Funds Overseen by Trustee in the Fund Complex[2]
Non-Interested Trustees
Richard R. Burt	None	Over $100,000
S. Leland Dill	None	Over $100,000
Martin J. Gruber	None	$10,001 to $50,000
Joseph R. Hardiman	None	Over $100,000
Richard J. Herring	None	$50,001 to $100,000
Graham E. Jones	None	Over $100,000
Rebecca W. Rimel	None	Over $100,000
Philip Saunders, Jr.	None	Over $100,000
William N. Searcy	None	$1 to $10,000
Robert H. Wadsworth	None	Over $100,000
Interested Trustees
Richard T. Hale	None	Over $100,000

1.	The amount shown includes share equivalents of funds in which the board member is deemed to be invested pursuant to the Fund’s deferred compensation plan. The inclusion therein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of the shares.
2.	Securities beneficially owned as defined under the Securities Exchange Act of 1934 (the ‘1934 Act’) include direct and/or indirect ownership of securities where the trustee’s economic interest is tied to the securities, employment ownership and securities as to which the Trustee can exert voting power and power of disposition. The dollar ranges are: None, $1–$10,000, $10,001–$50,000, $50,001–$100,000, over $100,000.

As of October 2, 2003, the Trustees and Officers of the Trust owned in the aggregate less than 1% of the shares of the Fund or the Trust (all series taken together).

OWNERSHIP IN SECURITIES OF THE ADVISOR AND RELATED COMPANIES

As reported to the Fund, the information in the following table reflects ownership by the Independent Trustees and their immediate family members of certain securities as of December 31, 2002. An immediate family member can be a spouse, children residing in the same household including step and adoptive children and any dependents. The securities represent ownership in an investment advisor or principal underwriter of the Fund and any persons (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment advisor or principal underwriter of the Fund (including Deutsche Bank AG).

Trustee	Owner and Relationship to Trustee	Company	Title of Class	Value of Securities on an Aggregate Basis	Percent of Class on an Aggregate Basis
Richard R. Burt	N/A			None
S. Leland Dill	N/A			None
Martin J. Gruber	N/A			None
Joseph R. Hardiman	N/A			None
Richard Herring	N/A			None
Graham E. Jones	N/A			None
Rebecca W. Rimel	N/A			None
Philip Saunders, Jr.	N/A			None
William N. Searcy	N/A			None
Robert H. Wadsworth	N/A			None

Remuneration. Officers of the Fund receive no direct remuneration from the Fund. Officers and Trustees of the Fund who are officers or trustees of Deutsche Asset Management or the Advisor may be considered to have received remuneration indirectly. As compensation for his or her services, each non-interested Trustee of the Fund (as defined in the 1940 Act) (an “Independent Trustee”) receives an aggregate annual fee, plus a fee for each board and committee meeting attended (plus reimbursement for reasonable out-of-pocket expenses incurred in connection with his or her attendance at board and committee meetings) from each fund in the Fund Complex for which he or she serves. In addition, the Chairmen of the Fund Complex’s Audit Committee and Executive Committee receive an annual fee for their services. Payment of such fees and expenses is allocated among all such funds described above in direct proportion to their relative net assets.

Members of the Board of Trustees who are employees of the Advisor or its affiliates receive no direct compensation from the Fund, although they are compensated as employees of the Advisor or its affiliates. The following table shows compensation received by each Trustee from the Trust and aggregate compensation from the Fund Complex during the calendar year 2002.

Trustee Compensation Table

Trustee	Aggregate Compensation from the Fund		Pension or Retirement Benefits Accrued as Part of Fund Expenses	Total Compensation from Fund Complex[2]
Harry Van Benschoten[1]	$824		$0	$33,750
Charles P. Biggar[1]	$824		$0	$33,750
Richard R. Burt	$17,756		$0	$124,500
S. Leland Dill	$18,483		$0	$102,250
Martin Gruber	$17,756		$0	$109,000
Richard T. Hale	$0		$0	$0
Joseph R. Hardiman	$17,756	[3]	$0	$96,000
Richard J. Herring	$17,756		$0	$99,750
Graham E. Jones	$17,756		$0	$80,500
Bruce E. Langton[1]	$824		$0	$33,750
Rebecca W. Rimel	$17,756	[3]	$0	$96,000
Philip Saunders, Jr.	$17,756	[3]	$0	$99,750
William N. Searcy	$17,756		$0	$83,500
Robert H. Wadsworth	$17,756		$0	$126,000

1.	No longer a Trustee as of July 30, 2002.
2.	During calendar year 2002, the total number of funds in the Fund Complex was 198. During calendar year 2002, the total number of funds overseen by each Trustee was 84 except for Messrs. Benschoten (42 funds), Biggar (42 funds), Burt (86 funds), Gruber (85 funds), Hale (198 funds), Hardiman (82 funds), Langton (42 funds), and Wadsworth (87 funds).
3.	Of the amounts payable to Ms. Rimel and Messrs. Hardiman and Saunders, $17,756, $8,150, and $5,822, respectfully, was deferred pursuant to a deferred compensation plan.

As of October 2, 2003, the following shareholders of record owned 5% or more of the outstanding voting shares of the Fund: GE Financial Assurance, 6620 West Broad Street, Richmond, VA 23230, Attention: Robert McNutt (72.3%); and Allmerica, 440 Lincoln Street, Worcester, MA 01653, Attention: Martin A. Snow (18.7%).

Information Concerning Committees and Meetings of Trustees

The Board of Trustees of the Trust met five times during the calendar year ended December 31, 2002 and each Trustee attended at least 75% of the meetings of the Board and meetings of the committees of the Board of Trustees on which such Trustee served.

Board Committee. The current Board of Trustees was elected on July 30, 2002. The Trust’s Board currently has the following committees:

Audit and Compliance Committee: The Audit and Compliance Committee selects independent auditors for the Fund, confers with the independent auditors regarding the Fund’s financial statements, the results of audits and related matters, and performs such other tasks as the full Board deems necessary or appropriate. The Audit and Compliance Committee receives annual representations from the auditors as to their independence. The members of the Audit and Compliance Committee are S. Leland Dill (Chairman) and the remaining Non-Interested Trustees. The Audit and Compliance Committee met five times during the most recent calendar year.

Valuation Committee: The Valuation Committee is authorized to act for the Board of Trustees in connection with the valuation of securities held by the Fund’s in accordance with the Trust’s valuation procedures. Messrs. Hale, Saunders and Wadsworth are members of the Valuation Commitee with Messrs. Burt, Dill, Gruber, Hardiman, Herring, Jones, Searcy and Ms. Rimel as alternates. Two Trustees are required to constitute a quorum for meetings of the Valuation Committee. The Trust’s Valuation Committee met four times during the most recent calendar year.

Additional Committees: On February 25, 2003, the Board of Trustees organized a Nominating and Governance Committee as well as Fixed Income, Equity and Operations Committees. The members of the Fixed Income Committee are Messrs. Jones and Searcy and Ms. Rimel. The members of the Equity Committee are Messrs. Burt, Gruber, Hardiman and Herring. The members of the Operations Committee are Messrs. Dill, Saunders and Wadsworth. The Fixed Income, Equity and Operations Committees periodically review the investment performance and operations of the Fund. The members of the Nominating and Governance Committee are all of the Fund’s Non-Interested Trustees.

Code of Ethics

The Board of Trustees of the Fund has adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act. The Fund’s Code of Ethics permits Fund personnel to invest in securities for their own accounts, but requires compliance with the Code’s pre-clearance requirements (with certain exceptions). In addition, the Fund’s Code of Ethics provides for trading ‘blackout periods’ that prohibit trading by personnel within periods of trading by the Fund in the same security. The Fund’s Code of Ethics also prohibits short-term trading profits and personal investment in initial public offerings. The Code requires prior approval with respect to purchases of securities in private placements.

The Fund’s advisor and its affiliates (including the Fund’s Placement Agent, SDI) have each adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act (‘Consolidated Code’). The Consolidated Code permits access persons to trade in securities that may be purchased or held by the Fund for their own accounts, subject to compliance with the Consolidated Code’s preclearance requirements. In addition, the Consolidated Code also provides for trading

‘blackout periods’ that prohibit trading by personnel within periods of trading by the Fund in the same security. The Consolidated Code also prohibits short-term trading profits and personal investment in initial public offerings and requires prior approval with respect to purchases of securities in private placements.

Investment Advisor

The Fund has retained the services of Deutsche Asset Management, Inc. (‘DeAM, Inc.’) as investment advisor.

The Advisor is an indirect wholly owned subsidiary of Deutsche Bank AG. Deutsche Bank is a banking company with limited liability organized under the laws of the Federal Republic of Germany. Deutsche Bank is the parent company of a group of a group consisting of banks, capital markets companies, fund management companies, mortgage banks, a property finance company, installments financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies.

The Advisor or its affiliates may have deposit, loan and other commercial banking relationships with the issuers of obligations that may be purchased on behalf of the Fund, including outstanding loans to such issuers that could be repaid in whole or in part with the proceeds of securities so purchased. Such affiliates deal, trade and invest for their own accounts in such obligations and are among the leading dealers of various types of such obligations. The Advisor has informed the Fund that, in making its investment decisions, it does not obtain or use material inside information in its possession or in the possession of any of its affiliates. In making investment recommendations for the Fund, the Advisor will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Fund is a customer of the Advisor, its parent or its subsidiaries or affiliates. Also, in dealing with its customers, the Advisor, its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by any fund managed by the Advisor or any such affiliate.

The Advisor, subject to the supervision and direction of the Board of Trustees of the Trust, manages the Fund in accordance with the Fund’s investment objective and stated investment policies, makes investment decisions for the Fund, places orders to purchase and sell securities and other financial instruments on behalf of the Fund and employs professional investment managers and securities analysts who provide research services to the Fund. The Advisor may utilize the expertise of any of its worldwide subsidiaries and affiliates to assist it in its role as investment advisor. All orders for investment transactions on behalf of the Fund are placed by the Advisor with brokers, dealers and other financial intermediaries that it selects, including those affiliated with the Advisor. An Advisor affiliate will be used in connection with a purchase or sale of an investment for the Fund only if the Advisor believes that the affiliate’s charge for the transaction does not exceed usual and customary levels. The Fund will not invest in obligations for which the Advisor or any of its affiliates is the ultimate obligor or accepting bank. The Fund may, however, invest in the obligations of correspondents or customers of the Advisor.

Under the Advisory Agreement, the Advisor receives a fee from the Fund, computed daily and paid monthly, at the annual rate of 0.10% of the average daily net assets of the Fund.

For the fiscal years ended June 30, 2003, 2002 and 2001 and, DeAM, Inc. earned $10,930,517, $12,999,953, and $8,379,551, respectively, as compensation for investment advisory services provided to the Fund. During the same periods, DeAM, Inc. reimbursed $694,186, $324,118, and $229,549, respectively to the Fund to cover expenses.

The Advisor and the Administrator may not recoup any of their waived investment advisory or administration and services fees.

Proxy Voting. To the extent that a Fund invests in voting securities such as other registered investment companies, the following applies. The Fund has delegated proxy voting responsibilities to the Advisor, subject to the Board’s general oversight. Each Fund has delegated proxy voting to the Advisor with the direction that proxies should be voted consistent with a Fund’s best economic interests. The Advisor has adopted its own Proxy Voting Policies and Procedures (“Policies”), and Proxy Voting Guidelines (“Guidelines”) for this purpose. The Policies address, among other things, conflicts of interest that may arise between the interests of the Funds, and the interests of the Advisor and its affiliates, including the Funds’ principal underwriter. The Guidelines set forth the advisor’s general position on various proposals, such as:

Shareholder Rights – The Advisor generally votes against proposals that restrict shareholder rights.

Corporate Governance – The Advisor generally votes for confidential and cumulative voting and against supermajority voting requirements for charter and bylaw amendments.

Anti-Takeover Matters - The Advisor generally votes for proposals that require shareholder ratification of poison pills or that request boards to redeem poison pills, and votes “against” the adoption of poison pills if they are submitted for shareholder ratification. The Advisor generally votes for fair price proposals.

Routine Matters – The Advisor generally votes for the ratification of auditors, procedural matters related to the annual meeting, and changes in company name, and against bundled proposals and adjournment.

The general provisions described above do not apply to investment companies. The Advisor generally votes proxies solicited by investment companies in accordance with the recommendations of an independent third-party, except for proxies solicited by or with respect to investment companies for which the Advisor or an affiliate serves as investment advisor or principal underwriter (“affiliated investment companies”). The Advisor votes affiliated investment company proxies in the same proportion as the vote of the investment company’s other shareholders (sometimes called “mirror” or “echo” voting). Master fund proxies solicited from feeder funds are voted in accordance with applicable requirements of the Investment Company Act of 1940.

Although the Guidelines set forth the Advisor’s general voting positions on various proposals, the advisor may, consistent with the Fund’s best interests, determine under some circumstances to vote contrary to those positions.

The Guidelines on a particular issue may or may not reflect the view of individual members of the board, or of a majority of the board. In addition, the Guidelines may reflect a voting position that differs from the actual practices of the public company(ies) within the Deutsche Bank organization or of the investment companies for which the Advisor or an affiliate serves as investment advisor or sponsor.

The advisor may consider the views of a portfolio company’s management in deciding how to vote a proxy or in establishing general voting positions for the Guidelines, but management’s views are not determinative.

As mentioned above, the Policies describe the way in which the advisor resolves conflicts of interest. To resolve conflicts, the Advisor, under normal circumstances, votes proxies in accordance with its Guidelines. If the Advisor departs from the Guidelines with respect to a particular proxy or if the Guidelines do not specifically address a certain proxy proposal, a proxy voting committee established by the Advisor will vote the proxy. Before voting any such proxy, however, the advisor’s conflicts review committee will conduct an investigation to determine whether any potential conflicts of interest exist in connection with the particular proxy proposal. If the conflicts review committee should be recused from participating in a particular proxy vote, it will inform the proxy voting committee. If notified that the advisor has a material conflict, or fewer than three voting members are eligible to participate in the proxy vote, typically the advisor will engage an independent third party to vote the proxy or follow the proxy voting recommendations of an independent third party.

Under certain circumstances, the advisor may not be able to vote proxies or the advisor may find that the expected economic costs from voting outweigh the benefits associated with voting. For example, the advisor may not vote proxies on certain foreign securities local restrictions or customs. The advisor generally does not vote proxies on securities subject to share blocking restrictions.

Advisory Contract Approval

The Advisory Agreement was most recently approved by a majority of the Fund’s Board of Trustees, including a majority of those Trustees who were not parties to the Advisory Agreement or “interested persons” of any such parties, on August 21, 2003. The Advisory Agreement will continue in effect only if such continuance is specifically approved annually by the Trustees, including a majority of the Trustees who are not parties to the Advisory Agreement or “interested persons” of any such parties, or by a vote of a majority of the outstanding shares of the Fund. In approving the investment Advisory Agreement, the Board, including the Independent Trustees, carefully considered (1) the nature and quality of services to be provided to the Fund; (2) that the investment advisory fees paid by the Fund would remain the same under the new agreement as under the prior Advisory Agreement; (3) investment performance, both of the Fund itself and relative to appropriate peer groups and market indices; (4) staffing and capabilities of DeAM, Inc. to manage the Fund; (5) investment advisory fees provided under the prior Advisory Agreement andexpense ratio and asset size of the Fund itself and relative to appropriate peer groups; and (6) DeAM, Inc’s profitability from managing the Fund and the other investment companies managed by DeAM, Inc. before marketing expenses paid by DeAM, Inc.. The Board also considered other benefits earned by DeAM, Inc. and its affiliates relating to its management of the Fund, including brokerage fees, fees for custody, transfer agency and other services as well as soft dollar benefits received from third parties that aid in the management of assets. After requesting and reviewing such information, as they deemed necessary, the Board concluded that the approval of the Advisory Agreement was in the best interests of the Fund and its shareholders. The Advisory Agreement is terminable by vote of the Board of Trustees, or, with respect to the Fund, by the holders of a majority of the outstanding shares of the Fund, at any time without penalty on 60 days’ written notice to the Advisor. The Advisor may terminate the Advisory Agreement at any time without penalty on 60 days’ written notice to the Fund. The Advisory Agreement terminates automatically in the event of its “assignment” (as such term is defined in the 1940 Act).

The Advisory Agreement provides that neither Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the Advisory Agreement relates, provided that nothing therein shall be deemed to be protect or purport to protect DeAM, Inc. against any liability to the Fund or to its shareholders to which DeAM, Inc. could otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its obligations and duties under the Advisory Agreement.

In the management of the Fund and its other accounts, the Advisor allocates investment opportunities to all accounts for which they are appropriate subject to the availability of cash in any particular account and the final decision of the individual or individuals in charge of such accounts. Where market supply is inadequate for a distribution to all such accounts, securities are allocated based on the Fund’s pro rata portion of the amount ordered. In some cases this procedure may have an adverse effect on the price or volume of the security as far as the Fund is concerned. However, it is the judgment of the Board that the desirability of continuing the Fund’s advisory arrangements with the Advisor outweighs any disadvantages that may result from contemporaneous transactions. See “Portfolio Transactions.”

Administrator

Investment Company Capital Corporation (the ‘Administrator’ ), One South Street, Baltimore, Maryland, serves as the Fund’s administrator. The Administrator is an indirect wholly owned subsidiary of the Bank. Under its Administration and Services Agreement with the Trust, the Administrator calculates the NAV of the Fund and generally assists the Board of Trustees of the Trust in all aspects of the administration and operation of the Trust. The Administration and Services Agreement provides for the Trust to pay the Administrator a fee computed daily and paid monthly at the annual rate of 0.02% of the average daily net assets of the Fund.

Under the Administration and Services Agreement, the Administrator may delegate one or more of its responsibilities to others at the Administrator’s expense. Under the Administration and Services agreements, the Administrator is obligated on a continuous basis to provide such administrative services as the Board of Trustees of the reasonably deem necessary for the proper administration of the Trust. The Administrator will generally assist in all aspects of the Fund’s operations; supply and maintain office facilities (which may be in the Administrator’s own offices), statistical and research data, data processing services, clerical, accounting, bookkeeping and recordkeeping services (including without limitation the maintenance of such books and records as are required under the 1940 Act and the rules thereunder, except as maintained by other agents), internal auditing, executive and administrative services, and stationery and office supplies; prepare reports to shareholders or investors; prepare and file tax returns; supply financial information and supporting data for reports to and filings with the SEC and various state Blue Sky authorities; supply supporting documentation for meetings of the Board of Trustees; provide monitoring reports and assistance regarding compliance with Declarations of Trust, by-laws, investment objectives and policies and with Federal and state securities laws; arrange for appropriate insurance coverage; calculate net asset values, net income and realized capital gains or losses; and negotiate arrangements with, and supervise and coordinate the activities of, agents and others to supply services.

For the fiscal years ended June 30, 2003, 2002 and 2001, the Administrator earned $2,185,944, $2,553,686, and $1,676,270, respectively, as compensation for administration and other services provided to the Fund.

Custodian

Effective June 6, 2003, State Street Bank and Trust Company, 225 Franklin Street, Boston, MA 02110, serves as custodian for the Trust and as custodian for the Portfolio. As custodian, SSBT Co. holds the Fund’s assets. Prior to June 6, 2003, Deutsche Bank Trust Company Americas (“DBT Co.”), an affiliate of the Fund’s Advisor and Administrator, served as Custodian to the fund.

Transfer Agent

Effective December 16, 2002, Scudder Investments Service Company (“SISC”), 222 South Riverside Plaza, Chicago, IL 60606-5808, serves as transfer agent of the Trust pursuant to a transfer agency agreement. Under its transfer agency agreement with the Trust, SISC maintains the shareholder account records for the Fund, handles certain communications between shareholders and the Trust and causes to be distributed any dividends and distributions payable by the Trust. SISC may be reimbursed by the Fund for its out-of-pocket expenses. Prior to December 16, 2002, Investment Company Capital Corp. acted as the Fund’s transfer and dividend disbursing agent. SISC provides the same services that ICCC provided to the Fund and is entitled to receive the same rate of compensation.

Pursuant to a sub-transfer agency agreement between SISC and DST Systems, Inc. (“DST”), SISC has delegated certain transfer agent and dividend paying agent functions to DST. The costs and expenses of such delegation are borne by SISC, not by the Fund.

Counsel and Independent Accountants

Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019-6099, serves as Counsel to the Trust and from time to time provides certain legal services to the Advisor. PricewaterhouseCoopers LLP, 160 Federal Street, Boston, Massachusetts 02110, has been selected as Independent Accountants for the Trust.

ORGANIZATION OF THE TRUST

Scudder Institutional Funds was organized on March 26, 1990 under the laws of the Commonwealth of Massachusetts. The Fund is a separate series of the Trust. The Trust offers shares of beneficial interest of separate series, par value $0.001 per share. The shares of the other series of the Trust are offered through separate prospectuses and statements of additional information. The shares of each series participate equally in the earnings, dividends and assets of the particular series. The Trust may create and issue additional series of shares. The Trust’s Declaration of Trust permits the Trustees to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interest in a series. Each share represents an equal proportionate interest in a series with each other share. Shares when issued are fully paid and non-assessable, except as set forth below. Shareholders are entitled to one vote for each share held. No series of shares has any preference over any other series.

The Trust is an entity commonly known as a “Massachusetts business trust.” Massachusetts law provides that shareholders could under certain circumstances be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of this disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or a Trustee. The Declaration of Trust provides for indemnification from the Trust’s property for all losses and expenses of any shareholder held personally liable for the obligations of the Trust. Thus, the risk of shareholders’ incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations, a possibility that the Trust believes is remote. Upon payment of any liability incurred by the Trust, the shareholder paying the liability will be entitled to reimbursement from the general assets of the Trust. The Trustees intend to conduct the operations of the Trust in a manner so as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of the Trust.

The Trust is not required to hold annual meetings of shareholders but will hold special meetings of shareholders when in the judgment of the Trustees it is necessary or desirable to submit matters for a shareholder vote. Shareholders have under certain circumstances the right to communicate with other shareholders in connection with requesting a meeting of shareholders for the purpose of removing one or more Trustees without a meeting. When matters are submitted for shareholder vote, shareholders of the Fund will have one vote for each full share held and proportionate, fractional votes for fractional shares held. A separate vote of the Fund is required on any matter affecting the Fund on which shareholders are entitled to vote. Shareholders generally vote by Fund, except with respect to the election of Trustees. Shareholders of the Fund are not entitled to vote on Trust matters that do not affect the Fund. There normally will be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of Trustees holding office have been elected by shareholders, at which time the Trustees then in office will call a shareholders’ meeting for the election of Trustees. Any Trustee may be removed from office upon the vote of shareholders holding at least two-thirds of the Trust’s outstanding shares at a meeting called for that purpose. The Trustees are required to call such a meeting upon the written request of shareholders holding at least 10% of the Trust’s outstanding shares.

Shares of the Trust do not have cumulative voting rights, which means that holders of more than 50% of the shares voting for the election of Trustees can elect all Trustees. Shares are transferable but have no preemptive, conversion or subscription rights. Upon liquidation of the Fund, shareholders of that Fund would be entitled to share pro rata in the net assets of the Fund available for distribution to shareholders.

TAXES

The following is a summary of certain material US federal income tax considerations regarding the purchase, ownership and disposition of shares in the Fund. This summary does not address special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Each prospective shareholder is urged to consult his own tax advisor with respect to the specific federal, state, local and foreign tax consequences of investing in the Fund. The summary is based on the laws in effect on the date of this SAI, which are subject to change, possibly with retroactive effect.

Taxation of the Fund and Its Investments

The Trust intends that the Fund qualify as a separate regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”), each taxable year. To so qualify, the Fund must meet certain income, asset diversification and minimum distribution requirements. For example, the Fund must derive at least 90% of its gross income in each taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of stock or securities, foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies. The Fund must also diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the market value of the Fund’s assets is represented by cash, securities of other regulated investment companies, United States government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the Fund’s assets and not greater than 10% of the outstanding voting securities of such issuer and (ii) not more than 25% of the value of its assets is invested in the securities (other than United States government securities or securities of other regulated investment companies) of any one issuer or any two or more issuers that the Fund controls and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses. Under the minimum distribution requirement, the Fund must distribute to its shareholders at least the sum of (i) 90% of its “investment company taxable income” (i.e., income other than its net realized long-term capital gain over its net realized short-term capital loss), plus or minus certain adjustments, and (ii) 90% of its net tax-exempt income for the taxable year.

As a regulated investment company, the Fund will not be subject to US federal income tax on its investment company taxable income and net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses), if any, that it distributes to shareholders. The Fund will be subject to income tax at regular corporate rates on any taxable income or gain that it doe not distribute. The Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gains, and therefore does not anticipate incurring federal income tax liability.

The Code imposes a 4% nondeductible excise tax on the Fund to the extent it does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income for that year and (ii) 98% of its capital gains (both long-term and short-term) for the one-year period ending, as a general rule, on October 31 of that year. For this purpose, however, any ordinary income or net capital gain retained by the Fund that is subject to corporate income tax will be considered to have been distributed by year-end. In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any underdistribution or overdistribution, as the case may be, from the previous year. The Trust anticipates that the Fund will pay such dividends and will make such distributions as are necessary in order to avoid the application of this excise tax.

If for any taxable year the Fund does not qualify for the special federal income tax treatment afforded regulated investment companies, all of its taxable income will be subject to federal income tax at regular corporate rates (without any deduction for distributions to its shareholders). In such event, the Fund’s distributions, to the extent derived from the Fund’s current or accumulated earnings and profits, would constitute dividends that are taxable to shareholders as dividend income (eligible for the dividends received deduction in the case of corporate shareholders), even though those distributions might otherwise (at least in part) have been treated in the shareholders’ hands as long-term capital gains. However, such dividends would be eligible for the dividends received deduction for corporations in the case of corporate shareholders. Moreover, if the Fund fails to qualify as a regulated investment company in any year, it must pay out its earnings and profits accumulated in that year in order to qualify again as a regulated investment company. If the Fund failed to qualify as a regulated investment company for a period greater than one taxable year, the Fund may be required to recognize any net built-in gains with respect to certain of its assets (i.e. the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the Fund had been liquidated) in order to qualify as a regulated investment company in a subsequent year.

Foreign Investments. Income from investments in foreign stocks or securities may be subject to foreign taxes, including withholding and other taxes imposed by foreign jurisdictions. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is impossible to determine the effective rate of foreign tax in advance since the amount of a Fund’s assets to be invested in various countries will vary. The Fund will not be eligible to elect to treat any foreign taxes it pays as paid by its shareholders, who therefore will not be entitled to credits for such taxes on their own tax returns. Foreign taxes paid by the Fund will reduce the return from the Fund’s investments.

Distributions

While the Fund does not expect to realize net long-term capital gains, any such gains realized will be distributed annually. Such distributions (“capital gain dividends”), if any, will be taxable to non tax-exempt shareholders as long-term capital gains, regardless of how long a shareholder has held Fund shares.

All other dividends of the Fund (including dividends from short-term capital gains) from its current and accumulated earnings and profits (“regular dividends”) are generally subject to tax as ordinary income. Distributions in excess of the Fund’s current and accumulated earnings and profits will, as to each shareholder, be treated as a tax-free return of capital to the extent of a shareholder’s basis in his shares of the Fund, and as a capital gain thereafter (if the shareholder holds his shares of the Fund as capital assets). Shareholders receiving distributions in the form of additional shares should be treated for US federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the shareholders receiving distributions will receive, and should have a cost basis in the shares received equal to such amount.

Sale of Shares

Any gain or loss realized by a shareholder upon the sale or other disposition of shares of the Fund, if any, generally will be a capital gain or loss which will be long-term or short-term, depending upon the shareholder’s holding period for the shares.

Notices

Every shareholder of the Fund will receive, if appropriate, various written notices after the close of the Fund’s prior taxable year as to the federal income status of his or her dividends and distributions that were received from the Fund during the Fund’s prior taxable year.

Backup Withholding

The Fund may be required to withhold US federal income tax on taxable distributions payable to shareholders who fail to provide the Fund with their correct taxpayer identification number or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Corporate shareholders and certain other shareholders specified in the Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s US federal income tax liability.

Other Taxation

The Fund’s shareholders may be subject to state and local taxes on their Fund distributions. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

The Fund is designed to provide investors with liquidity and current income. The Fund is not intended to constitute a balanced investment program and is not designed for investors seeking capital gains, maximum income or maximum tax-exempt income irrespective of fluctuations in principal

PERFORMANCE INFORMATION

The “effective yield” of the Fund is an annualized “yield” based on a compounding of the unannualized base period return. These yields are each computed in accordance with a standard method prescribed by the rules of the SEC, by first determining the “net change in account value” for a hypothetical account having a share balance of one share at the beginning of a seven-day period (the “beginning account value”). The net change in account value equals the value of additional shares purchased with dividends from the original share and dividends declared on both the original share and any such additional shares. The unannualized “base period return” equals the net change in account value divided by the beginning account value. Realized gains or losses or changes in unrealized appreciation or depreciation are not taken into account in determining the net change in account value.

The yields are then calculated as follows:

Base Period Return	=	Net Change in Account Value
Beginning Account Value

Current Yield	=	Base Period Return x 365/7

Effective Yield	=	[(1 + Base Period Return)365/7] - 1

The Fund’s current yield for the seven days ended June 30, 2003 was 1.08% and the effective yield was 1.08%.

FINANCIAL STATEMENTS

The financial statements for the Fund for the year ended June 30, 2003 are incorporated herein by reference to the Annual Report dated June 30, 2003. A copy of the Fund’s Annual Report may be obtained without charge by contacting the Fund.

APPENDIX

Description of Securities Ratings

STANDARD & POOR’S COMMERCIAL PAPER RATINGS:

A-1: An obligor rated A-1 has strong capacity to meet its financial commitments. It is rated in the highest category by Standard & Poor’s. Those issues determined to possess overwhelming safety characteristics are denoted A-1+.

Moody’s COMMERCIAL PAPER RATINGS:

Prime-1: Issuers rated Prime-1 (or related supporting institutions) have superior capacities for repayment of senior short-term promissory obligations.

FITCH INVESTORS SERVICE’S COMMERCIAL PAPER RATINGS:

F1+: Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F1: Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than the strongest issue.

Investment Adviser

DEUTSCHE ASSET MANAGEMENT, INC.

345 Park Avenue

New York, NY 10154

Administrator :

INVESTMENT COMPANY CAPITAL CORP.

One South Street

Baltimore, MD 21202

Transfer Agent

SCUDDER INVESTMENTS SERVICE COMPANY

222 South Riverside Plaza

Chicago, IL 60606

Distributor and Placement Agent:

SCUDDER DISTRIBUTORS, INC.

222 South Riverside Plaza

Chicago, IL 60606

Custodian:

STATE STREET BANK AND TRUST COMPANY

225 Franklin Street

Boston, MA 02110

Independent Accountants:

PRICEWATERHOUSECOOPERS LLP

160 Federal Street

Boston, MA 02110

Counsel:

WILLKIE FARR & GALLAGHER LLP

787 Seventh Avenue

New York, NY 10019

No person has been authorized to give any information or to make any representations other than those contained in the Fund’s Confidential Private Offering Memorandum or its Confidential Statement of Additional Information in connection with the offering of the Fund’s shares and, if given or made, such other information or representations must not be relied on as having been authorized by the Trust. Neither the Fund’s Confidential Private Offering Memorandum nor its Confidential Statement of Additional Information constitutes an offer in any state in which, or to any person to whom, such offer may not lawfully be made.

1721SAI(10/03)

PART C OTHER INFORMATION

Item 23. Exhibits.

(a)	Amended and Restated Declaration of Trust dated March 29, 1990; 1

(i)	Nineteenth Amended Establishment and Designation of Series of Shares of Beneficial Interest dated as of January 24, 2001; 13

(b)	By-Laws; 1

(c)	Incorporated by reference to (b) above;

(d)	Investment Advisory Agreement dated July 30, 2002 on behalf of Treasury Assets Fund Institutional and Daily Assets Fund Institutional – filed herewith;

(e)	Distribution Agreement dated August 19, 2002; 17

(i)	Exclusive Placement Agent Agreement dated August 19, 2002; 17

(f)	Bonus or Profit Sharing Contracts — Not applicable;

(g)	Custodian Agreement between Registrant and State Street Bank and Trust Company, dated April 1, 2003 – filed herewith;

(h)	Administration Agreement dated July 1, 2001; 14

(i)	Expense Limitation Agreement dated July 1, 2001, among BT Institutional Funds, Cash Management Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, BT Investment Portfolios, Deutsche Asset Management, Inc. and Investment Company Capital Corp.; 15

(i)	Legal Opinion – Not Applicable;

(j)	Consent of Independent Accountants – filed herewith;

(k)	Omitted Financial Statements - Not Applicable;

(l)	(i) Investment representation letter of initial shareholder of Equity 500 Index Fund; 7

(ii)	Investment representation letter of initial shareholder of Liquid Assets Fund Institutional; 1

(iii)	Investment representation letter of initial shareholder of Daily Assets Fund Institutional; 2

(m)	Rule 12b-1 Plans – Not Applicable;

(n)	Financial Data Schedules – Not Applicable;

(o)	Multiple Class Expense Allocation Plan Adopted Pursuant to Rule 18f-3 dated March 9, 2001; 16

(p)	Code of Ethics for Deutsche Asset Management, dated April 25, 2003 – filed herewith;

(q)	Powers of Attorney – filed herewith.

1.	Incorporated by reference to Post-Effective Amendment No. 14 to the Registration Statement as filed with the Commission on July 5, 1995.
2.	Incorporated by reference to Amendment No. 21 to the Registration Statement as filed with the Commission on September 24, 1996.
3.	Incorporated by reference to Post-Effective Amendment No. 24 to the Registration Statement as filed with the Commission on November 24, 1998.
4.	Incorporated by reference to Post-Effective Amendment No. 20 to the Registration Statement as filed with the Commission on September 10, 1997.
5.	Incorporated by reference to Post-Effective Amendment No. 21 to the Registration Statement as filed with the Commission on January 28, 1998.
6.	Incorporated by reference to Amendment No. 31 to the Registration Statement as filed with the Commission on October 27, 1998.
7.	Incorporated by reference to Post-Effective Amendment No. 4 to the Registration Statement as filed with the Commission on April 30, 1992.
8.	Incorporated by reference to Post-Effective Amendment No. 26 to the Registration Statement as filed with the Commission on January 28, 1999.
9.	Incorporated by reference to Post-Effective Amendment No. 27 to the Registration Statement as filed with the Commission on February 8, 1999.
10.	Incorporated by reference to Post-Effective Amendment No. 19 to the Registration Statement as filed with the Commission on March 17, 1997.
11.	Incorporated by reference to Post-Effective Amendment No. 29 to the Registration Statement as filed with the Commission on April 30, 1999.
12.	Incorporated by reference to Amendment No. 31 to the Registration Statement as filed with the Commission on April 28, 2000.
13.	Incorporated by reference to Amendment No. 42 to the Registration Statement as filed with the Commission on April 30, 2001.
14.	Incorporated by reference to Amendment No. 43 to the Registration Statement as filed with the Commission on October 26, 2001.
15.	Incorporated by reference to Amendment No. 34 to the Registration Statement as filed with the Commission on February 28, 2002.
16.	Incorporated by reference to Amendment No. 35 to the Registration Statement as filed with the Commission on April 30, 2002.

17.	Incorporated by reference to Amendment No. 47 to the Registration Statement as filed with the Commission on October 28, 2002.

Item 24. Persons Controlled by or under Common Control with Registrant.

None

Item 25. Indemnification.

Incorporated by reference to Post-Effective Amendment No. 17 to the Registration Statement as filed with the Commission on April 30, 1996.

Item 26. Business and Other Connections of Investment Adviser.

All of the information required by this item is set forth in the Form ADV, as amended, of Deutsche Asset Management, Inc. (formerly Morgan Grenfell Inc.) (File No. 801-27291). The following sections of each such Form ADV are incorporated herein by reference:

(a)	Items 1, 2 and 6 of Part II

Item 27. Principal Underwriters.

(a)	Scudder Distributors, Inc. acts as principal underwriter of the Registrant’s shares and acts as principal underwriter for registered open-end management investment companies and other funds managed by Deutsche Investment Management Americas Inc., Deutsche Asset Management Inc. and Investment Company Capital Corp.

(b)	Information on the officers and directors of Scudder Distributors, Inc., principal underwriter for the Registrant, is set forth below. The principal business address is 222 South Riverside Plaza, Chicago, Illinois 60606.

(1)	(2)	(3)
Scudder Distributors, Inc. Name and Principal Business Address	Positions and Offices with Scudder Distributors, Inc.	Positions and Offices with Registrant

Thomas F. Eggers 345 Park Avenue New York, NY 10154	Chairman and Director

Jonathan R. Baum 345 Park Avenue New York, NY 10154	Chief Executive Officer, President and Director

Michael L. Gallagher 222 South Riverside Plaza Chicago, IL 60606	Vice President and Director

John W. Edwards, Jr. 60 Wall St. New York, NY 10005	Chief Financial Officer and Treasurer

C. Perry Moore 222 South Riverside Plaza Chicago, IL 60606	Chief Operating Officer and Vice President

Caroline Pearson Two International Place Boston, MA 02110-4103	Secretary

Linda J. Wondrack Two International Place Boston, MA 02110-4103	Vice President and Chief Compliance Officer

(1)	(2)	(3)
Scudder Distributors, Inc. Name and Principal Business Address	Positions and Offices with Scudder Distributors, Inc.	Positions and Offices with Registrant

David Edlin 222 South Riverside Plaza Chicago, IL 60606	Vice President

Robert Froelich 222 South Riverside Plaza Chicago, IL 60606	Vice President

M. Patrick Donovan Two International Place Boston, MA 02110-4103	Vice President

Kenneth P. Murphy Two International Place Boston, MA 02110-4103	Vice President

Philip J. Collora 222 South Riverside Plaza Chicago, IL 60606	Assistant Secretary

(c)	Not applicable

ITEM 28. Location of Accounts and Records.

Scudder Institutional Funds: (Registrant)	Deutsche Asset Management One South Street Baltimore, MD 21202

Deutsche Asset Management, Inc.: (Investment Advisor)	345 Park Avenue New York, NY 10154

ICCC: (Administrator )	One South Street Baltimore, MD 21202

Scudder Investments Service Company: (Transfer Agent)	222 South Riverside Plaza Chicago, IL 60606

Scudder Distributors, Inc.: (Distributor)	222 South Riverside Plaza Chicago, IL 60606

State Street Bank and Trust Company: (Custodian)	225 Franklin Street Boston, MA 02110

Scudder Investor Services, Inc. (Sub–Transfer Agent and Sub–Dividend Distribution Agent)	Two International Place Boston, Massachusetts 02110

ITEM 29. Management Services.

Not Applicable

ITEM 30. Undertakings.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940,as amended, the Registrant, SCUDDER INSTITUTIONAL FUNDS, has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Baltimore and the State of Maryland on this 28th day of October, 2003.

SCUDDER INSTITUTIONAL FUNDS

By:	/s/ BRUCE A. ROSENBLUM
Bruce A. Rosenblum, Assistant Secretary

Pursuant to the requirements of the Investment Company Act of 1940, this Amendment to its Registration Statement has been signed below by the following persons in the capacity and on the date indicated:

NAME	TITLE	DATE

/s/ BRUCE A. ROSENBLUM Bruce A. Rosenblum Assistant Secretary	October 28, 2003 (Attorney in Fact for the Persons Listed Below)

/s/ RICHARD T. HALE* Richard T. Hale	Trustee and President (Chief Excecutive Officer)

/s/ CHARLES A. RIZZO* Charles A. Rizzo	Treasurer (Principal Financial and Accounting Officer)

/s/ RICHARD R. BURT* Richard R. Burt	Trustee

/s/ S. LELAND DILL* S. Leland Dill	Trustee

/s/ MARTIN J. GRUBER* Martin J. Gruber	Trustee

/s/ JOSEPH R. HARDIMAN* Joseph R. Hardiman	Trustee

/s/ RICHARD J. HERRING* Richard J. Herring	Trustee

/s/ GRAHAM E. JONES* Graham E. Jones	Trustee

/s/ REBECCA W. RIMEL* Rebecca W. Rimel	Trustee

/s/ PHILIP SAUNDERS, JR.* Philip Saunders, Jr.	Trustee

/s/ WILLIAM N. SEARCY* William N. Searcy	Trustee

/s/ ROBERT H. WADSWORTH* Robert H. Wadsworth	Trustee

*	By Power of Attorney, filed herewith.

RESOLUTIONS RELATING TO

RATIFICATION OF REGISTRATION STATEMENTS

(Approved by the Boards of each Investment

Company with a Fiscal Year End of June 30)

RESOLVED,	that the proper officers of the Trust be, and they hereby are, authorized and directed to execute, in the name and on behalf of the Trust, a Post-Effective Amendment under the Securities Act of 1933 (the “1933 Act”) and an Amendment under the Investment Company Act of 1940, as amended, (the “1940 Act”) to the Trust’s Registration Statement on Form N-1A, and all necessary exhibits and other instruments relating thereto (collectively, the “Registration Statement”), to procure all other necessary signatures thereon, and to file the appropriate exhibits thereto, with the Securities and Exchange Commission (the “Commission”), under the 1933 Act and the 1940 Act and to appear, together with legal counsel, on behalf of the Trust before the Commission in connection with any matter relating to the Registration Statement.

RESOLVED,	that the proper officer of the Trust be, and he or she hereby is, authorized and directed in the name and on behalf of the Trust to take any and all action which the officer so acting may deem necessary or advisable in order to obtain a permit to register or qualify shares of common stock of the Trust for issuance and sale or to request an exemption from registration of shares of common stock of the Trust under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer’s covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws or may be deemed by such officer to be useful or advisable to be filed thereunder, and that the form of any and all resolutions required by any such state authority in connection with such registration, licensing, permitting, qualification or exemption is hereby adopted if (1) in the opinion of the officer of the Trust so acting the adoption of such resolutions is necessary or advisable, and (2) the Secretary of the Trust evidences such adoption by filing herewith copies of such resolutions which shall thereupon be deemed to be adopted by the Board of Directors and incorporated in the minutes as a part of this resolution and with the same force and effect as if attached hereto and that the proper officers of the Trust are hereby authorized to take any and all action that they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Trust.

RESOLVED,	that the proper and all actions heretofore or hereafter taken by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of the Trust.

RESOLVED,	that the proper officers of the Portfolio Trust be, and they hereby are, authorized and directed to execute, in the name and on behalf of the Portfolio Trust, an Amendment under the 1940 Act to the Portfolio Trust’s Registration Statement, to procure all other necessary signatures thereon, and to file the appropriate exhibits thereto, with the Commission, and to appear, together with legal counsel, on behalf of the Portfolio Trust before the Commission in connection with any matter relating to the Registration Statement.

RESOLVED,	that the proper officer of the Portfolio Trust be, and he or she hereby is, authorized and directed in the name and on behalf of the Portfolio Trust to take any and all action which the officer so acting may deem necessary or advisable in order to obtain a permit to register or qualify shares of common stock of the Portfolio Trust for issuance and sale or to request an exemption from registration of shares of common stock of the Portfolio Trust under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer’s covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws or may be deemed by such officer to be useful or advisable to be filed thereunder, and that the form of any and all resolutions required by any such state authority in connection with such registration, licensing, permitting, qualification or exemption is hereby adopted if (1) in the opinion of the officer of the Portfolio Trust so acting the adoption of such resolutions is necessary or advisable, and (2) the Secretary of the Portfolio Trust evidences such adoption by filing herewith copies of such resolutions which shall thereupon be deemed to be adopted by the Board of Trustees and incorporated in the minutes as a part of this resolution and with the same force and effect as if attached hereto and that the proper officers of the Portfolio Trust are hereby authorized to take any and all action that they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Portfolio Trust.

RESOLVED,	that any and all actions heretofore or hereafter taken by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of the Portfolio Trust.